EXHIBIT 10.5


                           PURCHASE AND SALE AGREEMENT

         PURCHASE AND SALE AGREEMENT is dated as of the 30th day of November, 1998 (the "Effective Date"), but has been executed by the parties on the dates written below the parties' signatures at the end of this Agreement, by and between PARADIGM DIRECT, INC., a Delaware corporation, with offices located at 2 Executive Drive, Fort Lee, New Jersey 07024 ("Paradigm"), QUINTEL COMMUNICATIONS, INC. formerly known as QUINTEL ENTERTAINMENT, INC., a Delaware corporation, with offices at One Blue Hill Plaza, Pearl River, New York ("Quintel") and PARADIGM CELLULAR, L.L.C., a Delaware limited liability company (the "Company").

                              W I T N E S S E T H :

         WHEREAS, Paradigm owns a forty-nine percent (49%) membership interest and Quintel owns a fifty-one percent (51%) membership interest in the Company.

         WHEREAS, Paradigm desires to acquire all of Quintel's 51% membership interest in the Company (to include, all of Quintel's interest in the assets and liabilities of the Company) (the "Interest"), and Quintel is willing to sell the Interest pursuant to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                          SALE AND PURCHASE OF INTEREST

         1.1 TRANSFER OF INTEREST. On the terms and subject to the conditions of this Agreement, Quintel sells, conveys, transfers and assigns and delivers to Paradigm, and Paradigm hereby purchases and acquires from Quintel, all of Quintel's right, title and interest of Quintel, legal or equitable, in and to the Interest, free and clear of all security interests, liens, pledges, charges, escrow, options, rights, rights of first refusal, encumbrances, agreements, arrangements, commitments or other claims of any kind or character (collectively, "Claims").

                                   ARTICLE II

                                    PAYMENTS

         2.1 AMOUNT. The price to be paid for the Interest (the "Purchase Price") shall be two hundred thousand ($200,000) Dollars paid by wire transfer concurrently with the Closing.


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         2.2 In addition to the Purchase Price, Paradigm shall also pay to
Quintel the following by wire transfer concurrently with the Closing:

             (a) $281,000 representing one-half the Company's total undistributed net equity from inception to the Effective Date.

             (b) $13,563.82 representing amounts due to Quintel pursuant to the company's balance sheet dated as of the Effective Date and which is annexed hereto as Exhibit 5.4.


                                   ARTICLE III

                                     CLOSING

         3.1 CLOSING DATE. The Closing under this Agreement shall take place concurrently with the execution and delivery of this Agreement.

         3.2 QUINTEL CLOSING DOCUMENTS. At the Closing, Quintel has executed and delivered or caused to be executed and delivered to Paradigm the following:

             (a) An assignment of the Interest, in the form attached hereto as
Exhibit 3.2(a);

             (b) The resignation of Jeffrey Schwartz and Jay Greenwald as managers of the Company and each and every officer or agent of Quintel who is an authorized signatory of the Company in the form attached hereto as Exhibit 3.2(b);

             (c) The mutual release (the "Release") between Paradigm and Quintel in the form attached hereto as Exhibit 3.2(c);

             (d) A letter of instruction from Quintel regarding the AT&T Contract (as defined below) in the form attached hereto as Exhibit 3.3(d).

             (e) Such other instruments of transfer, agreements, certificates and other documents as Paradigm shall reasonably request.

         3.3 PARADIGM CLOSING DOCUMENTS. At the Closing, Paradigm has executed and delivered or caused to be delivered to Quintel the following:

             (a) The Purchase Price;

             (b) The Release; and

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             (c) Such other instruments of transfer, accounts, certificates and other documents as Paradigm shall reasonably request.

         3.4 PROCEEDINGS. All proceedings taken and all documents executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceeding shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF QUINTEL

         Quintel represents and warrants to Paradigm as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Quintel is a corporation duly organized, validity existing and in good standing when the laws of the State of Delaware, and has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted.

         4.2 CORPORATE AUTHORITY. Quintel has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each agreement, document or instrument contemplated hereby. The execution, delivery and performance by Quintel of this Agreement and each such agreement, document or instrument, and the consummation of the transactions contemplated hereby and thereby, have been authorized by all necessary action and (i) do not require the consent, waiver, approval, license or authorization of any person, entity, or public authority, (ii) do not violate, with or without the giving of notice and/or the passage of time, any provision of law, and (iii) will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, any corporate charter, by-law, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which Quintel is a party or by which any of its assets or properties may be bound, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company.

         4.3 EFFECT OF AGREEMENT. This Agreement has been duly executed and delivered by Quintel and constitutes, and each other agreement, document, certificate or instrument contemplated by this Agreement when executed and delivered shall constitute, a legal, valid and binding obligation of Quintel enforceable against it in accordance with its terms.

         4.4 BALANCE SHEET. To Quintel's actual knowledge and subject to the truth of representations and warranties made by Paradigm in sections 5.4 through
5.8 hereof, the balance sheet of the Company dated as of November 30, 1998 attached as Exhibit 5.4 fairly

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and accurately presents the assets and liabilities of the Company as of the date thereof in all material respects, all in accordance with generally accepted accounting principles.

         4.5 UNDISCLOSED LIABILITIES. As at the Effective Date, and as at the time of Closing, Quintel did not cause the Company to incur, and has no actual knowledge that the Company has any liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, other than those reflected in the balance sheet of the Company dated as of January 18, 1999, a copy of which is attached hereto as Exhibit 5.5. Except for liabilities and obligations incurred since the Effective Date in the ordinary course of business consistent with past practices, to the actual knowledge of Quintel, there is no basis for the assertion of any claim, liability, offset or defense against the Company or under the Existing AT&T Contract (defined herein) in any amount not fully disclosed in this Agreement or the Exhibits hereto.

         4.6 BANK ACCOUNTS. To the actual knowledge of Quintel, the list of bank accounts annexed as Exhibit 4.6 is true and correct, and Quintel has no actual knowledge of or information pertaining to, and is not authorized to draw on or have access to, any other account, deposit or safe deposit box in which the Company has an interest, direct or indirect.

         4.7 DISCLOSURE. Neither this Agreement, nor any exhibit annexed to this Agreement contains any untrue statement of any material fact, or omits to state a material fact (i) necessary to make the statements herein or therein not misleading, or (ii) necessary to provide the Company and Paradigm with materially accurate and substantially complete information with respect to the matters covered thereby.

         4.8 LITIGATION. To Quintel's actual knowledge, without having made any independent investigation (i) there are no claims, actions, suits, proceedings (public or private) or governmental investigations threatened or pending against or commenced by the Company at law or in equity, before or by any Federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity, (ii) there is no ground on which any threatened action, suit or proceeding would have a material adverse effect on the financial condition or results of operations of the Company and (iii) there are no existing orders, judgments or decrees of any court or governmental agency affecting any of the properties or assets of the Company which materially adversely affect the Company's financial condition or its operations as presently conducted.

         4.9 CONTRACTS. Attached as Exhibit 4.9 is a list of all material contracts to which the Company is a party or by which its assets are bound (the "Contracts"), which list includes the Existing AT&T Contract (defined below), to which the Company is not a party. To Quintel's actual knowledge: (i) all of the Contracts and the Existing AT&T Contract are in full force and effect in accordance with their respective terms, (ii) there is no event of default or state of facts which with the passage of time and/or giving of notice would become an

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event of default under such Contracts, and (iii) there are no other material contracts, agreements, obligations or undertakings of which the Company is a party.

         4.10 POWERS OF ATTORNEY. Quintel has not given any power of attorney that is currently in effect, whether limited or general, to any person, firm, company or otherwise, relating to the Company.

         4.11 OWNERSHIP. Quintel owns the Interest unencumbered by any Claim.

         4.12 LIMITATION OF LIABILITY. The liability of Quintel under this Agreement arising out of any claims whatsoever, including but not limited to claims for indemnification under Section 6.1, shall not exceed the Purchase Price and the amounts paid to Quintel under Section 2.2 of this Agreement. In no event shall Quintel be liable for consequential, special, or punitive damages with respect to any claim arising under this Agreement, including under Section 6.2.

         The foregoing representations and warranties shall survive the Closing for a period two (2) years.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                   OF PARADIGM

         Paradigm hereby represents and warrants to Quintel as follows:

         5.1 ORGANIZATION AND GOOD STANDING. Paradigm is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted.

         5.2 CORPORATE AUTHORITY. Paradigm has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and each agreement, document or instrument required to be delivered hereby. The execution, delivery and performance by the Paradigm of this Agreement and each such agreement, document or instrument, and the consummation of the transactions contemplated hereby and thereby, have been authorized by all necessary action and, (i) do not require the consent, waiver, approval, license or authorization of any person, entity, or public authority, (ii) do not violate, with or without the giving of notice and/or the passage of time, any provision of law, and (iii) will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, any corporate charter, by-law, mortgage, deed of trust, indenture or other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which Paradigm or The Company is a party or by which any of their assets or properties may be

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bound, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Paradigm.

         5.3 EFFECT OF AGREEMENT. This Agreement has been duly executed and delivered by Paradigm and constitutes, and each other document contemplated by this Agreement when executed and delivered in accordance with the provisions hereof shall constitute, a legal, valid and binding obligation of Paradigm enforceable against it in accordance with its terms.

         5.4 BALANCE SHEET. To Paradigm's actual knowledge and subject to the truth of representations and warranties made by Quintel in sections 4.4 through
4.8 hereof, the balance sheet of the Company dated as of November 30, 1998 attached as Exhibit 5.4 fairly and accurately presents the assets and liabilities of the Company as of the date thereof in all material respects, all in accordance with generally accepted accounting principles.

         5.5 UNDISCLOSED LIABILITIES. As at the Effective Date, and at the time of Closing, Paradigm did not cause the Company to incur, and has no actual knowledge that the Company has any liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, other than those recorded on the balance sheet of the Company dated as of January 18, 1999, a copy of which is attached hereto as Exhibit 5.5. Except for liabilities and obligations incurred since the Effective Date in the ordinary course of business consistent with past practices, to the actual knowledge of Paradigm, there is no basis for the assertion of any claim, liability, offset or defense against the Company or under the Existing AT&T Contract (defined herein) in any amount not fully disclosed in this Agreement or the Exhibits hereto.

         5.6 BANK ACCOUNTS. To the actual knowledge of Paradigm, the list of bank accounts annexed as Exhibit 4.6 is true and correct, and Paradigm has no actual knowledge of or information pertaining to, and is not authorized to draw on or have access to, any other account, deposit or safe deposit box in which the Company has an interest, direct or indirect.

         5.7 DISCLOSURE. Neither this Agreement nor any exhibit annexed to this Agreement contains any untrue statement of any material fact, or omits to state a material fact (i) necessary to make the statements herein or therein not misleading, or (ii) necessary to provide Quintel with materially accurate and substantially complete information with respect to the matters covered thereby.

         5.8 LITIGATION. To Paradigm's actual knowledge, without having made any independent investigation (i) there are no claims, actions, suits, proceedings (public or private) or governmental investigations threatened or pending against or commenced by the Company at law or in equity, before or by any Federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity, (ii) there is no ground on which any threatened action, suit or proceeding would have a material adverse effect on the financial condition or results of

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operations of the Company and (iii) there are no existing orders, judgments or decrees of any court or governmental agency affecting any of the properties or assets of the Company which materially adversely affect the Company's financial condition or its operations as presently conducted.

         5.9 CONTRACTS. Attached as Exhibit 4.9 is a list of all material contracts to which the Company is a party or by which its assets are bound (the "Contracts"), which list includes the Existing AT&T Contract (defined below), to which the Company is not a party. To Paradigm's actual knowledge: (i) all of the Contracts and the Existing AT&T Contract are in full force and effect in accordance with their respective terms, (ii) there is no event of default or state of facts which with the passage of time and/or giving of notice would become an event of default under such Contracts, and (iii) there are no other material contracts, agreements, obligations or undertakings of which the Company is a party.

         5.10 LIMITATION OF LIABILITY. In no event shall Paradigm be liable for consequential, special, or punitive damages with respect to any claim arising under this Agreement, including under Section 6.2.

         The foregoing representations and warranties shall survive the Closing for a period of two (2) years.

                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY QUINTEL. Quintel shall indemnify and hold Paradigm and the Company, and their respective officers, directors, shareholders, members, managers, agents, employees, attorneys, and their respective successors and assigns harmless from, and will reimburse them for, any and all claims, liabilities, losses, damages and expenses (including without limitation reasonable attorneys fees) incurred by any one or more of them after the Effective Date to the extent that they arise from or relate to the untruthfulness in any material respect of any representation or warranty made by Quintel in this Agreement.

         6.2 INDEMNIFICATION BY PARADIGM. Paradigm shall indemnify and hold Quintel, and its officers, directors, shareholders, agents, employees, attorneys, and their respective successors and assigns harmless from, and will reimburse Quintel for, any and all claims, liabilities, losses, damages and expenses (including without limitation reasonable attorneys fees) incurred by any one or more of them after the Effective Date to the extent they arise from or relate to the untruthfulness in any material respect of any representation or warranty made by Paradigm in this Agreement.

         6.3 INDEMNIFICATION PROCEDURES. Promptly after receipt by any party entitled to indemnification under this Article VI (hereafter referred to as an "Indemnified

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Party") of notice of any demand, claim or circumstance which, with the lapse of time, would or might give rise to a Claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in any claim for which the Indemnified Party is entitled to indemnification under Article VI (hereafter referred to as a "Claim"), the Indemnified Party shall promptly give notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section
6.1 or 6.2 of this Article VI (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, shall contain supporting documentation (if applicable), and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Claims that have been or may be suffered by the Indemnified Party. No indemnification obligation shall be imposed upon an Indemnifying Party unless a proper Claims Notice is given to that Indemnifying Party on or before the last day of the survival period for the representation, warranty, or covenant, the alleged breach of which forms the basis for the Claim. Failure of an Indemnified Party to give prompt notice of an Claim shall not release, waive or otherwise affect an Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party suffers actual loss or prejudice as a result of such failure.

             (a) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnifying Party of its intent to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and shall provide the Indemnifying Party access to its records and personnel relating to any such Asserted Liability, in each case, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party. Subject to the limitations contained in
Section 6.3(b) on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnified Party shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel at the expense of the Indemnifying Party shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or (ii) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to the Indemnified Party to take charge of the defense of such action. The Indemnified Party, at its own cost, may employ separate counsel to assert, based on an opinion of counsel, one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party; the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

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             (b) Notwithstanding the provisions of Section 6.3(a), neither
Indemnifying Party nor the Indemnified Party may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the reasonable objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnified Party refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the obligation of the Indemnifying Party to the Indemnified Party shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnified Party is obligated to pay as a result of the Indemnified Party's continuing to pursue such matter.

         6.4 INDEMNIFICATION BY THE COMPANY.

             (a) The obligation of the Company to indemnify its members as set forth in Section 5.10 of the Company's Operating Agreement dated as of June 30, 1998 shall survive the execution of this Agreement the and Closing for two years, subject, however, to any defenses, offsets and counterclaims arising from Quintel's obligations under this Agreement.

             (b) The Company shall indemnify, defend and hold Quintel harmless with respect to any claims arising out of any action or failure to act by Paradigm or the Company relating to the business of the Company (including but not limited to, under the Existing AT&T Agreement) after the date of the Closing except for claims arising out of (i) a breach of a warranty, representation or covenant of Quintel contained in this Agreement or any action by Quintel which would constitute a breach under the Existing AT&T Agreement or (ii) any negligent or wilful misconduct of Quintel or its employees, agents, affiliates or contractors.

                                   ARTICLE VII

                            POST-CLOSING OBLIGATIONS

         7.1 THE AT&T CONTRACT. One of the Contracts is the Dealer Agreement between AT&T Wireless Services of Florida, Inc., d/b/a AT&T Wireless Services ("AT&T") and Quintel Entertainment, Inc. dated as of July 1, 1997 (the "Existing AT&T Contract"). Quintel acknowledges that it has been advised by Paradigm that AT&T and the Company intend to enter into a new contract on or around January
  , 1999 (the "New AT&T Contract"). Quintel agrees that if it receives any payment of any type whatsoever relating to the Existing AT&T Contract it will within one (1) business day endorse the check payable to

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the order of Paradigm and forward the instrument to Paradigm. Quintel agrees that it will take no action to interfere with the negotiations and execution of the New AT&T Contract. Subject to the performance by the Company of Quintel's obligations to AT&T under the Existing AT&T Contract , Quintel will take all commercially reasonable measures to assist Paradigm and the Company in maintaining the Existing AT&T Contract in full force and effect until the effective date of the New AT&T Contract and once the New AT&T Contract is ready to become effective, Quintel will take all actions necessary to terminate the Existing AT&T Contract immediately.

         7.2 FURTHER ASSURANCES. If, at any time after the date hereof, either party shall consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to consummate any of the transactions contemplated by this Agreement, the other party shall, upon request, promptly execute and deliver all such proper instruments and do all things reasonably necessary and proper to otherwise carry out the purposes of this Agreement.

         7.3 TAX RETURNS. Paradigm shall prepare all necessary tax and information returns required by any governmental entity. Paradigm shall forward to Quintel all such returns prior to filing for Quintel's approval, at least thirty (30) days prior to the due date for the filing thereof as it may be lawfully extended which shall not be unreasonably withheld or delayed.

         7.4 RETURN OF CERTAIN INFORMATION TO QUINTEL.

             (a) Paradigm and the Company acknowledge that in the course of conducting the Company's business Quintel has made a computer-generated database available to the Company and Paradigm containing names and/or telephone numbers regarding potential customers (collectively referred to as the "Quintel Information") for the Company's products and services, all of which Quintel Information Paradigm and the Company acknowledge is confidential and proprietary information belonging to Quintel. The term "Quintel Information" does not include the names and telephone numbers of any actual or potential customers obtained by Paradigm from any other source without knowingly breaching any obligation of confidentiality owing to Quintel by such other party, which or whose name may also be included within the Quintel Information. Paradigm and the Company agree that all of the Quintel Information which is in tangible form shall be returned to Quintel not later than thirty days after the date of this Agreement. Neither Paradigm nor the Company will use, publish or disclose any of the Quintel Information or authorize any other person or entity to make use, publish or disclose any of the Quintel Information for any purpose whatsoever; provided, however, that to the extent that the current customers of the Company are persons disclosed as part of the Quintel Information, the Company shall continue to have the right to use the name and telephone number of the customer in the conduct of the Company's business, but for no other purpose.

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             (b) The Company and Paradigm each acknowledges and agrees that
Quintel will be irreparably damaged if the provisions of Section 7.4(a) are not specifically enforced. Accordingly, Quintel shall be entitled to an injunction restraining any breach of Section 7.4(a) by the Company or Paradigm (without being required to prove irreparable injury), or any other appropriate decree of specific performance. As a condition precedent for the application for any such injunction or any other form of equitable or extraordinary relief, Quintel shall first notify the Company and Paradigm in writing of any such alleged breach. Such notice shall contain the names and addresses of the persons for whom such a breach is alleged to have occurred. Paradigm and the Company shall have five business days to respond to such notice of an alleged breach by providing to Quintel written documentation demonstrating that Quintel and the Company have not breached the provisions of Section 7.4(a). Quintel agrees to give Paradigm and the Company two (2) days' advanced notice of any application for injunctive or other extraordinary relief. The foregoing shall not constitute a waiver of Paradigm's or the Company's right to an undertaking or bond in connection with such injunction or decree as provided under applicable law.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 WAIVERS AND AMENDMENTS.

             (a) This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. The provisions of this Agreement may be waived only by an instrument in writing executed by the party granting the waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

             (b) No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operated as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         8.2 FEES AND EXPENSES. Quintel and Paradigm shall each be responsible for all of their respective fees and expenses incurred in connection with this transaction.

         8.3 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telex, telecopier, or similar electronic device, immediately upon sending, provided it is sent on a business day, but if not, then immediately upon the beginning of the first business day after

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being sent; if by Federal Express, Express Mail or any other overnight delivery service, on the first business day after dispatch; and if mailed by certified mail, return receipt requested, three (3) business days after delivery or the return of the notice to render marked "unclaimed". All notices, requests and demands are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this paragraph):


     IF TO QUINTEL:        QUINTEL COMMUNICATIONS, INC.
     ---------------
                           ONE BLUE HILL PLAZA
                           P.O. BOX 1662
                           PEARL RIVER, NEW YORK 10965
                           ATTN: J. SCHWARTZ
                           TELEPHONE:       (914)620-1212
                           TELECOPIER:      (914) 620-0991

     WITH A COPY TO:       FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA & BASS LLP
     --------------
                           750 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10022-1200
                           ATTENTION: GEOFFREY BASS
                           TELEPHONE:       (212) 888-8200
                           TELECOPIER:      (212) 888-7776

     IF TO PARADIGM:       PARADIGM DIRECT, INC.
                           2 EXECUTIVE DRIVE
                           FORT LEE, N.J.  07024
                           ATTN: DAVID BYRON
                           TELEPHONE:       (201) 461-5665
                           TELECOPIER:      (201) 461-1963

     WITH A COPY TO:       ROBINSON BROG LEINWAND GREENE
                             GENOVESE & GLUCK P.C.
                           1345 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10105
                           ATTENTION:       ALLEN J. ROTHMAN, ESQ.
                           TELEPHONE:   (212) 586-4050
                           TELECOPIER:  (212) 956-2164

         8.4 ENTIRE AGREEMENT. This Agreement and the exhibits hereto set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, letters of intent, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

         8.5 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.6 NON-ASSIGNABILITY. This Agreement and any rights pursuant hereto shall not be assignable by any party hereto without the prior written consent of the other party.

         8.7 PARTIAL INVALIDITY. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be adjudged to be invalid or unenforceable according to any applicable laws, the remaining provisions of this Agreement and the application thereof to any person or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

         8.8 GRAMMATICAL CONVENTIONS; DEFINITION OF "KNOWLEDGE". Unless some meaning and intent is apparent from the context of the Agreement, the plurals shall include the singular and vice versa, and masculine, feminine and neuter words shall be used interchangeably. "Knowledge" of any matter means with respect to an individual, the actual knowledge, but not constructive or imputed knowledge, after due inquiry of such person's books and records, of such matter of such person and, with respect to any person that is not an individual, such actual knowledge of each individual that is a director or executive officer, in the case of a corporation, or a manager, in the case of a limited liability company, of such entity in each case after due investigation of the relevant employees and books and records of such entity.

         8.9 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                              PARADIGM DIRECT, INC.

                                    BY:
                                      ---------------------------------------
                                    ITS:
                                      ---------------------------------------
                                    DATE:            JANUARY        , 1999
                                      ---------------------------------------

                                    QUINTEL COMMUNICATIONS, INC.


                                    BY:
                                      ---------------------------------------
                                    ITS:
                                      ---------------------------------------
                                    DATE:          JANUARY      , 1999
                                      ---------------------------------------

                                    PARADIGM CELLULAR, LLC


                                    BY:
                                      ---------------------------------------
                                    ITS:
                                      ---------------------------------------
                                    DATE:          JANUARY        , 1999
                                      ---------------------------------------

                              LIST OF EXHIBITS


3.2(a)                     Assignment of Membership Interest
3.2(b)                     Resignation
3.2(c)                     Release
3.2(d)                     Quintel letter re: AT&T Contract
4.6                        List of Bank Accounts
4.9                        List of Contracts
5.4                        Balance Sheet as of Effective Date
5.5                        Balance Sheet as of January 18, 1999

                        ASSIGNMENT OF MEMBERSHIP INTEREST


         FOR VALUE RECEIVED, QUINTEL COMMUNICATIONS, INC., a Delaware corporation, formerly known as QUINTEL ENTERTAINMENT, INC. ("Assignor"), has assigned and by these presents does hereby assign to PARADIGM DIRECT, INC., a Delaware corporation ("Assignee") all of the Assignor's rights, title and interest in and to its 51% membership interest in PARADIGM CELLULAR, L.L.C., a Delaware limited liability company, (the "Interest") free and clear of all security interests, liens, pledges, charges, escrows, options, rights, rights of first refusal, encumbrances, agreements, arrangements, commitments or claims of any kind or character, to have and to hold the same onto the Assignee, its successors and assigns from and after the date hereof.

         IN WITNESS WHEREOF, the Assignor has executed this Assignment this 25th day of January, 1999.

                                             QUINTEL COMMUNICATIONS, INC.



                                             By:      /s/ Jeffrey A. Schwartz
                                               ------------------------------

                                   RESIGNATION


         We hereby resign as Managers of PARADIGM CELLULAR, L.L.C., a Delaware limited liability company effective this _____ day of January, 1999

                                                     /s/ Jeffrey Schwartz
                                                     --------------------------
                                                     JEFFREY SCHWARTZ


                                                     /s/ Jay Greenwald
                                                     --------------------------
                                                     JAY GREENWALD

                          QUINTEL COMMUNICATIONS, INC.

      One Blue Hill Plaza, 5th Floor, P.O. Box 1665, Pearl River, NY 10965
                    Phone (914) 620-1212 -Fax (914) 620-1717

                             Date: January 20, 1999


Mr. Tony Mylonakis
AT&T Wireless Services of
  Florida, Inc.
901 N. Lake Destiny Drive
Suite 192
Maitland, FL 32751

Re: Dealer Agreement between AT&T Wireless Services of Florida, Inc., d/b/a AT&T Wireless Services and Quintel Communications, Inc., formerly known as Quintel Entertainment, Inc., effective as of July 1, 1997 (the "Dealer Agreements")

Dear Mr. Mylonakis:

         This is to advise you that Quintel Communications, Inc., formerly known as Quintel Entertainment, Inc. has on this day sold to Paradigm Direct, Inc. its membership interest in Paradigm Cellular, L.L.C. Accordingly, this letter is intended to document our request to terminate the Dealer Agreement. Our Dealer Code is 8C914. We would like the termination to take effect within 30 days pursuant to the Agreement. Please call our controller, Vinod Khare, at 914-620-1212 with any questions. Thank you.

                                            Sincerely yours,

                                            QUINTEL COMMUNICATIONS, INC.

                                            By:      /s/ Vinod Khare
                                                 ------------------------------
                                                     VINOD KHARE

                                            Its:     Controller
                                                 ------------------------------

cc:      AT&T Wireless Services of Florida
         11760 North U.S. Highway One
         North Palm Beach, Florida 33408

                                   EXHIBIT 4.6
                              LIST OF BANK ACCOUNTS


         1. CITIBANK, NA. ACCOUNT NUMBER 95314618, IN THE NAME OF PARADIGM CELLULAR, LLC, ONE BLUE HILL PLAZA, SUITE 1665, PEARL RIVER, NEW YORK 10965-3104.

                                   EXHIBIT 4.9
                                LIST OF CONTRACTS


1. Agreement dated September 26, 1997 between Cellular Telephone Company d/b/a AT&T Wireless Services and Paradigm Direct, Inc.

2. Dealer Agreement effective as of July 1, 1997 between AT&T Wireless Services of Florida, Inc., d/b/a AT&T Wireless Services and Quintel Entertainment, Inc.

                                                                     EXHIBIT 5.4

                                PDI & QUINTEL JV
                                  BALANCE SHEET
                             AS OF NOVEMBER 30, 1998

                                                               Nov. 30, '98

ASSETS
Current Assets
         Checking/Savings
             Cash - Citibank Checking                                                                   592,298.69
             Cash - In Transit, Clearing                                                                297,055.00
                                                                                                      ------------
         Total Checking/Savings                                                                         889,353.89
Other Current Assets
         A/R Att - Cost Adjustment for P                                                                185,607.61
         Inventory - Florida (Old Deal)                                                                   3,750.00
         A/R Wireless Sales
             Philadelphia
             A/R Phila Reserve                                  -19,430.00
             Philadelphia - Other                                44,700.00
                                                                 ---------
             Total Philadelphia                                                     25,270.00

             Florida (New Deal)                                                    542,700.00
             A/R FL Reserve (New Deal)                                            -540,083.00
             NY/NJ                                                                 316,500.00
                                                                                   ----------
         Total A/R Wireless Sales                                                                       344,387.00
                                                                                                      ------------
         Total Other Current Assets                                                                     533,744.61
                                                                                                      ------------
Total Current Assets                                                                                  1,423,098.30

         Other Assets
             Organization Costs                                                                           6,470.85
             Accumulated Amortization                                                                    -1,185.95
                                                                                                      ------------
Total Other Assets                                                                                        5,284.90
                                                                                                      ------------
TOTAL ASSETS                                                                                          1,428,383.20
                                                                                                      ============


LIABILITIES AND EQUITY

Liabilities
         Current Liabilities
             Accounts Payable
                 Accounts Payable                                                                       363,669.70
                                                                                                      ------------
             Total Accounts Payable                                                                     363,669.70
         Other Current Liabilities
             Accrued Direct Mail                                                                            700.00
             A/P - ATT Phones Not Ret FL New                                                             43,680.00

             A/P - ATT Phones (New Deal)                                                              1,032,183.40
             A/P - ATT Phones (Credits)                                                                -764,313.30
             Accrued - Customer Lists                                                                     1,500.00
             Accrued Data Mgmt Exp                                                                        9,060.00
             Accrued Professional Fees                                                                    4,200.00
             Due to PDI                                                                                 164,370.65
             Due to Quintel                                                                              13,563.82
                                                                                                      ------------
         Total Other Current Liabilities                                                                504,944.57
                                                                                                      ------------
         Total Current Liabilities                                                                      868,614.27
                                                                                                      ------------
Total Liabilities                                                                                       868,614.27
                                                                                                      ------------

Equity
         Retained Earnings                                                                             -365,085.96
         Net Income                                                                                     924,854.89
                                                                                                      ------------
Total Equity                                                                                            559,768.93
                                                                                                      ------------
TOTAL LIABILITIES AND EQUITY                                                                          1,428,383.20
                                                                                                      ============

                                                                     EXHIBIT 5.5
                                PDI & QUINTEL JV
                                  BALANCE SHEET
                             AS OF NOVEMBER 30, 1998

                                                            Jan. 18, '99

ASSETS
Current Assets
         Checking/Savings
             Cash - Citibank Checking                                                                   426,403.11
             Cash - In Transit, Clearing                                                                297,055.00
                                                                                                      ------------
         Total Checking/Savings                                                                         723,458.11
Other Current Assets
         A/R Att - Cost Adjustment for P                                                                185,607.61
         Inventory - Florida (Old Deal)                                                                   3,750.00
         A/R Wireless Sales
             Philadelphia
             A/R Phila Reserve                                  -19,430.00
             Philadelphia - Other                                44,700.00
                                                                 ---------
             Total Philadelphia                                                     25,270.00
             Florida (New Deal)                                                    542,700.00
             A/R FL Reserve (New Deal)                                            -540,083.00
             NY/NJ                                                                 208,500.00
                                                                                   ----------
         Total A/R Wireless Sales                                                                       236,387.00
                                                                                                      ------------
         Total Other Current Assets                                                                     425,744.61
                                                                                                      ------------
Total Current Assets                                                                                  1,149,202.72

         Other Assets
             Organization Costs                                                                           6,470.85
             Accumulated Amortization                                                                    -1,185.95
                                                                                                      ------------
Total Other Assets                                                                                        5,284.90
                                                                                                      ------------
TOTAL ASSETS                                                                                          1,154,487.62
                                                                                                      ============

LIABILITIES AND EQUITY

Liabilities
         Current Liabilities
             Accounts Payable
                 Accounts Payable                                                                        89,774.12
                                                                                                      ------------
             Total Accounts Payable                                                                      89,774.12
         Other Current Liabilities
             Accrued Direct Mail                                                                            700.00
             A/P - ATT Phones Not Ret FL New                                                             43,680.00
             A/P - ATT Phones (New Deal)                                                              1,032,183.40

             A/P - ATT Phones (Credits)                                                                -764,313.30
             Accrued - Customer Lists                                                                     1,500.00
             Accrued Data Mgmt Exp                                                                        9,060.00
             Accrued Professional Fees                                                                    4,200.00
             Due to PDI                                                                                 164,370.65
             Due to Quintel                                                                              13,563.82
                                                                                                      ------------
         Total Other Current Liabilities                                                                504,944.57
                                                                                                      ------------
         Total Current Liabilities                                                                      594,718.69
                                                                                                      ------------
Total Liabilities                                                                                       594,718.69

Equity
         Retained Earnings                                                                              559,768.93
                                                                                                      ------------
Total Equity                                                                                            559,768.93
                                                                                                      ------------
TOTAL LIABILITIES AND EQUITY                                                                          1,164,487.62
                                                                                                      ============

                                 MUTUAL RELEASE


         This Mutual Release is entered into this __ day of January, 1999 by and between PARADIGM DIRECT, INC., a Delaware corporation, with offices located at 2 Executive Drive, Fort Lee, New Jersey ("PDI") and PARADIGM CELLULAR, L.L.C., a Delaware limited liability company (the "Company") (together PDI and the Company are referred to as "the Paradigm Entities") and QUINTEL COMMUNICATIONS, INC., a Delaware corporation, formerly known as, QUINTEL ENTERTAINMENT, INC., with offices at One Blue Hill Plaza, Pearl River, New York ("Quintel").

                              W I T N E S S E T H:

         WHEREAS, PDI owns a 49% interest and Quintel owns a 51% interest in Paradigm Cellular, L.L.C., a Delaware limited liability company (the "Company");

         WHEREAS, PDI and Quintel have entered into that certain Purchase and Sale Agreement dated as of the 30th day of November, 1998 (the "Sale Agreement") wherein Paradigm is purchasing from Quintel and Quintel is selling to PDI all of rights, title and interest of Quintel's membership interest in the Company;

         WHEREAS, Section Section 3.2(c) of the Sale Agreement requires each party to release the other in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree:

         3. Release. The Paradigm Entities on the one part and Quintel on the other part hereby release and discharge each other, and their respective shareholders, directors, managers, members, officers, employees, agents, attorneys, and their respective successors and assigns, from all actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, damages, judgments, claims, and demands whatsoever, in law or in equity, which either party ever had, now has, or hereafter can, shall or may have, for, upon, or by reason of any matter, causes or things whatsoever from the beginning of the world to the date of this Mutual Release arising out of the Operating Agreement dated as of June 30, 1998 regarding the Company between Paradigm and Quintel. Nothing herein shall constitute a release of any obligation of the Paradigm Entities or Quintel under the Sale Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day near first above written:

                                     QUINTEL COMMUNICATIONS, INC.

                          By:    _________________________________

                         Its:    _________________________________


                         PARADIGM DIRECT, INC.

                          By:     _________________________________

                         Its:     _________________________________



                          PARADIGM CELLULAR, L.L.C..

                          By:      _________________________________

                         Its:      _________________________________

                                                                  EXECUTION COPY


                               OPERATING AGREEMENT

                                       OF

                            PARADIGM CELLULAR, L.L.C.

                      A DELAWARE LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

                                                                                                      PAGE

       1.    ORGANIZATION........................................................................        1
             1.1    Formation....................................................................        1
             1.2    Organization Filings.........................................................        1
             1.3    Name.........................................................................        2
             1.4    Principal and Registered Office..............................................        2
             1.5    Registered Agent and Agent for Service of Process............................        2
             1.6    Purpose......................................................................        2
             1.7    Term.........................................................................        2
             1.8    Names and Addresses of Members...............................................        2
             1.9    Additional Members...........................................................        2

       2.    DEFINITIONS AND INTERPRETATION......................................................        2
             2.1    Definitions..................................................................        2
             2.2    Terms Defined Elsewhere......................................................        5
             2.3    Table of Contents and Captions...............................................        7
             2.4    Construction.................................................................        7

       3.    CAPITAL; CAPITAL ACCOUNTS...........................................................        7
             3.1    Initial Capital Contributions................................................        7
             3.2    Member Loans.................................................................        7
             3.3    No Withdrawal of Capital Contributions.......................................        7
             3.4    Return of Capital Contributions..............................................        8
             3.5    Liability of Members, Managers and Their Affiliates..........................        8
             3.6    No Priority..................................................................        8
             3.7    No Interest..................................................................        8
             3.8    No Obligation to Restore Negative Balances in Capital Accounts...............        8
             3.9    Capital Accounts.............................................................        8
             3.10   Investment Capital...........................................................       10

       4.    PROFITS, LOSSES AND DISTRIBUTIONS...................................................       10
             4.1    Profits and Losses...........................................................       10
             4.2    Distributions of Available Cash..............................................       14
             4.3    Incorrect Distributions......................................................       14
             4.4    Distributions in Kind........................................................       14

       5.    MANAGEMENT OF THE COMPANY...........................................................       15
             5.1    Management Powers of the Managers............................................       15
             5.2    Managers.....................................................................       15
             5.3    Power of Members.............................................................       17
             5.4    Meetings of Members..........................................................       17
             5.5    Delegation of Authority by Managers..........................................       18

             5.6    Managers' Duty to Devote Time................................................       19
             5.7    Managers' Compensation.......................................................       19
             5.8    Competition; Outside Interests...............................................       19
             5.9    Conduct of Managers; Limited Liability of the Managers.......................       21
             5.10   Indemnification..............................................................       21
             5.11   Business with Affiliates.....................................................       22
             5.12   Obligations of the Members...................................................       22

       6.    RESTRICTIONS ON THE DISPOSITION OF AN INTEREST......................................       22
             6.1    Generally....................................................................       22
             6.2    Permitted Transfers..........................................................       22
             6.3    Right of First Refusal.......................................................       23
             6.4    Transfer Upon Repurchase Events..............................................       24
             6.5    Mandatory Transfer...........................................................       26
             6.6    General Conditions to Transfer...............................................       26
             6.7    Withdrawal...................................................................       28
             6.8    Collateral Assignment of Interests...........................................       28

       7.    BOOKS, RECORDS AND REPORTS..........................................................       28
             7.1    Company Documents............................................................       28
             7.2    Financial Books..............................................................       29
             7.3    Bank Accounts................................................................       29
             7.4    Reports......................................................................       29
             7.5    Tax Returns..................................................................       29
             7.6    Tax Matters Person...........................................................       30
             7.7    Fiscal Year and Accounting Method............................................       30
             7.8    Tax Elections................................................................       30
             7.9    Title to Company Assets......................................................       30

       8.    DISSOLUTION AND TERMINATION OF THE COMPANY..........................................       30
             8.1    Dissolution..................................................................       30
             8.2    Liquidation..................................................................       31
             8.3    Termination..................................................................       31

       9.    APPLICABLE LAW......................................................................       32
             9.1    Applicable Law...............................................................       32
             9.2    Dispute Resolution...........................................................       32

      10.    MISCELLANEOUS PROVISIONS............................................................       32
             10.1   No Third Party Beneficiary...................................................       32
             10.2   Power of Attorney to each Manager............................................       32
             10.3   Notices......................................................................       33
             10.4   Severability.................................................................       34
             10.5     Counterparts...............................................................       34
             10.6     Entire Agreement; Amendments...............................................       34
             10.7     Further Assurances.........................................................       34
             10.8     Successors and Assigns.....................................................       34

             10.9     Waiver of Action for Partition.............................................       34
             10.10    Insurance..................................................................       34
             10.11    Representations of the Members.............................................       34


             Schedule 1.8       Members
             Exhibit A          Initial Operating Budget

                               OPERATING AGREEMENT

                                       OF

                            PARADIGM CELLULAR, L.L.C.


         This Limited Liability Company Operating Agreement dated as of June 10, 1998 (the "Operating Agreement") by and among the persons whose names and addresses appear on Schedule 1.8 annexed hereto (individually a "Member" and collectively the "Members") has been executed for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del, C. Section 18-101 et seq. (the "Act") and setting forth the rights and obligations of the Members and Managers thereof and the manner in which the Company shall be operated, and the Members do hereby agree as follows:


         1. ORGANIZATION

             1.1 Formation. The Company has been organized as a limited liability Company under the Act on June 9, 1998. Except as otherwise expressly provided for by this Operating Agreement, the rights and obligations of the Members and Managers, the management of the affairs of the Company and the conduct of its business shall be governed by the Act.

             1.2 Organization Filings. (a) The Members hereby consent to the filing of the Certificate of Formation with the Delaware Secretary of State on June 9, 1998. The Managers shall file or cause to be filed such amendments to the Certificate of Formation as may from time to time be authorized in accordance with this Operating Agreement and the Act.

                  (b) The Managers are authorized to execute, file and publish, or cause to be filed and published, with the proper authorities in each jurisdiction (or subdivision thereof) where the Company conducts business, such certificates or documents as may be required by such jurisdiction (or subdivision thereof) in connection with the conduct of its business pursuant to a fictitious name.

                  (c) The Members from time to time shall execute, acknowledge, verify, file, record and publish, or cause to be executed, acknowledged, verified, filed, recorded and published, all such applications, certificates and other documents, and do or cause to be done all such other acts, as the Managers may reasonably deem necessary or appropriate to comply with the requirements of law for the formation, qualification and operation of the Company as a limited liability company in all jurisdictions in which the Company shall desire to conduct business.

             1.3 Name. The name of the Company shall be Paradigm Cellular, L.L.C. or such other name as the Managers shall from time to time determine upon written notice to the Members.

             1.4 Principal and Registered Office. The principal and registered office of the Company shall be Two Executive Drive, Fort Lee, New Jersey 07024 or such other place as may be designated by the Managers upon written notice to the Members. The Managers may provide additional offices for the Company within or outside of the State of New Jersey if the same are deemed advisable for the conduct of the Company's business.

             1.5 Registered Agent and Agent for Service of Process. The address of the Company's registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

             1.6 Purpose. The purposes of the Company shall be to engage in the sale and marketing of Conventional Wireless Services (as defined herein).

             1.7 Term. The term of the Company shall commence upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

             1.8 Names and Addresses of Members. (a) The name, address, telephone number, or employer identification number, Capital Contribution and Percentage Interest of each of the Initial Members of the Company are set forth in Schedule 1.8 annexed hereto.

                  (b) If necessary, Schedule 1.8 shall from time to time be amended to reflect any changes to the information set forth thereon.

             1.9 Additional Members. The Members, acting unanimously, shall have the right to admit additional Members to the Company upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by the Managers. In addition, additional Members shall be admitted to the Company in accordance with the provisions set forth in Section 6 hereof. In connection with any such admission, the Managers shall amend Schedule 1.8 hereof to reflect the name, address, Capital Contribution and other data required thereby of the additional Members and any agreed upon changes in the Interests and Percentage Interests.

         2. DEFINITIONS AND INTERPRETATION

             2.1 Definitions. (a) In addition to terms otherwise defined herein, the following terms shall have the following meanings:

                           (i) "Affiliate" or "affiliate" of a Person shall
mean: (A) any officer, partner, director, manager, trustee, member, general partner, or controlling shareholder of such Person; (B) any Person controlling, controlled by or under common control with such Person; and (C) any officer, director, trustee, member, manager, controlling shareholder or partner of any Person described in (B) above. For purposes of this definition, the term "control" shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "affiliated," "controlling" and "controlled" shall have meanings correlative to the foregoing.

                           (ii) "AT&T Wireless Agreements" means the following
agreements: (A) Dealer Agreement dated as of July 1, 1997 between AT&T Wireless Services of Florida, Inc. d/b/a AT&T Wireless Services and Quintel Entertainment, Inc., and (B) Agreement dated __________, 1997 between Cellular Telephone Company d/b/a AT&T Wireless Services, Paramus, New Jersey and Paradigm.

                           (iii) "Available Cash" shall mean all Gross Receipts
actually received by the Company, less the sum of the following:

                                    (A) All principal, interest and other
payments due and owing with respect to loans, mortgages and other indebtedness of the Company;

                                    (B) All cash expenditures then required to
be made in connection with the operation of the business of the Company; and

                                    (C) Such cash reserves as are necessary for
the operation of the business of the Company which shall be determined in accordance with the Operating Budgets (as defined herein) of the Company.

                           (iv) "Bankruptcy" of a Person or a "Bankruptcy
Action" of a Person shall mean (A) the filing by that Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or a Person's filing an answer or otherwise consenting to or acquiescing in any such petition, (B) the making by a Person of any assignment for the benefit of its creditors with respect to substantially all of the assets of such Person or (C) the expiration of 90 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for substantially all of the assets of a Person, or any involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been dismissed, vacated, set aside, stayed or otherwise disposed of within such 90-day period. A "Bankrupt" Person shall mean a Person who has entered into Bankruptcy within the meaning of this Section.

                           (v) "Capital Contribution" shall mean, with respect
to any Member, the amount of capital actually contributed by such Member to the Company in accordance with Article 3 hereof.

                           (vi) "Code" shall mean the Internal Revenue Code of
1986, as the same has been or may be amended from time to time.

                           (vii) "Conventional Wireless Services" shall mean the
marketing, promotion and sale of wireless cellular telephone services, both digital and analog, which are paid for by the end user after the services are provided to the end user, as such wireless cellular telephone services are being offered as of the date hereof in the continental United States by companies such as AT&T Wireless and its competitors. Without limitation to the foregoing, the term "Conventional Wireless Services" does not include (A) Pre-Paid Wireless Services (as defined in this Agreement), (B) voice-mail services separate from the sale of wireless cellular telephone services, or (C) any form of telephone services which are provided using the "Internet". The parties agree that the wireless cellular telephone services being sold under the AT&T Wireless Agreements constitute "Conventional Wireless Services" within the meaning of this Agreement.

                           (viii) "Gross Receipts" with respect to any period
shall mean all gross cash receipts of the Company from any source whatsoever received by the Company during such period less contractual allowances, returns, allowances, credits and discounts, but excluding (A) Capital Contributions, (B) the proceeds of Company borrowings including Member Loans and (C) any amounts received by the Company which constitute segregated escrow or similar accounts (until the same are released or forfeited to the Company).

                           (ix) "Initial Members" shall mean and include the
Members of the Company on the date hereof set forth on Schedule 1.8 annexed hereto.

                           (x) "Interest" shall mean the ownership interest of a
Member in the Company as reflected on Schedule 1.8 annexed hereto as the same may, from time to time, be required to be amended (which shall be considered personal property for all purposes), consisting of (A) such Member's Percentage Interest in profits, losses, allocations and distributions and (B) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Act.

                           (xi) "Managers" shall mean the Managers designated
in, or selected pursuant to, Article 5 hereof so long as they remain Managers. Unless the context requires otherwise, reference to a "Manager" means any of the Managers.

                           (xii) "Members" shall mean the Initial Members and
all other Persons admitted as additional or substituted Members pursuant to this Operating Agreement, so long as they remain Members. Unless the context requires otherwise, reference to a "Member" means any one of the Members.

                           (xiii) "Net Losses" shall mean, with respect to any
fiscal period of the Company, the net losses of the Company for such period for federal income tax purposes including as appropriate each item of income, loss, deduction or credit entering into such determination, as determined by the regular accountants of the Company.

                           (xiv) "Net Profits" shall mean, with respect to any
fiscal period of the Company, the net profits of the Company for such period for federal income tax purposes including, as appropriate, each item of income, loss, deduction or credit entering into such determination, as determined by the regular accountants of the Company.

                           (xv) "Operating Budgets" of the Company shall mean
the operating budgets for the Company which shall be prepared by the Managers with respect to the business plan and operating budget for the Company for each succeeding fiscal quarter. The initial Operating Budget for the Company is annexed hereto as Exhibit A.

                           (xvi) "Paradigm" shall mean Paradigm Direct, Inc., an
Initial Member.

                           (xvii) "Percentage Interest" shall mean the
percentage set forth opposite such Member's name on Schedule 1.8 hereto, as such percentage shall be adjusted from time to time in accordance with the provisions hereof. The combined Percentage Interests of all Members shall at all times equal 100%.

                           (xviii) "Person" shall means an individual,
corporation, limited liability company, limited partnership, general partnership, joint venture, custodian, company trust, bank or other entity.

                           (xix) "Pre-Paid Wireless Services" shall mean the
provision of wireless cellular telephone services which are paid for prior to the provision of such services.

                           (xx) "Quintel" shall mean Quintel Entertainment,
Inc., an Initial Member.

                           (xxi) "Regulations" shall mean the Treasury
Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations).

         2.2 Terms Defined Elsewhere. The following terms have been defined in the locations set forth below:

        Defined Term                                           Location
        ------------                                           --------

        Act                                                    Preamble
        Bona Fide Offer                                  Section 6.3(a)
        Capital Account                                  Section 3.8(a)
        Closing Date                                     Section 6.3(e)
        Company                                                Preamble
        Damages                                          Section 5.7
        Declining Member                                 Section 3.10
        Disposing Member                                 Section 6.4(b)
        Effective Date                                   Section 4.1(b)
        Encumber                                         Section 6.1
        First Refusal Election Notice                    Section 6.3(a)
        First Refusal Offer                              Section 6.3(a)
        First Refusal Right                              Section 6.3(b)
        First Repurchase Event Option                    Section 6.4(c)(ii)
        First Repurchase Event Option Period             Section 6.4(c)(ii)
        Gross Asset Value                                Section 3.8(d)
        Identifying Member                               Section 5.8(b)
        Initial Capital Contributions                    Section 1.1(xvii)
        Investment Capital                               Section 3.10
        Loan Request                                     Section 3.2(a)
        Maker                                            Section 6.3(c)
        Member Nonrecourse Deductions                    Section 4.2(c)(iii)
        Member                                                 Preamble
        Member Loan                                      Section 3.2(a)
        Offered Interests                                Section 6.4(a)
        Offeree                                          Section 6.4(a)
        Offering Member                                  Section 6.3(a)
        Operating Agreement                                    Preamble
        Option Termination Date                          Section 6.3(d)
        Permitted Transferee                             Section 6.2(d)
        Purchase Price                                   Section 6.4(d)
        Repurchase Event Option Notice                   Section 6.4(c)(i)
        Repurchaser Event Election Notice                Section 6.4(c)(ii)
        Repurchase Event Options                         Section 6.4(c)(iii)
        Second Repurchase Event Option                   Section 6.4(c)(iii)
        Second Repurchase Event Options Period           Section 6.4(c)(iii)
        Selling Member                                   Section 6.4(a)
        Terms                                            Section 5.8(b)
        TMP                                              Section 7.6
        Transfer                                         Section 6.i
        Transferring Members                             Section 6.4(a)

         2.3 Table of Contents and Captions. The table of contents and captions used in this Operating Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Operating Agreement or any of the provisions hereof.

         2.4 Construction. Whenever the singular number is used herein, the same shall include the plural, and the masculine, feminine and neuter genders shall include each other. Unless the context clearly requires otherwise, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Operating Agreement as a whole and not to any particular provision hereof.


         3. CAPITAL; CAPITAL ACCOUNTS

            3.1 Initial Capital Contributions

                (a) Initial Capital Contributions. Schedule 1.8 hereto sets forth the amount of capital contributed to the Company by each of the Members as of the date hereof (the "Initial Capital Contributions") and the amount of capital which has been returned to each of the Members as of the date hereof,

                (b) Percentage Interests. Each Initial Member initially shall have the Percentage Interest set forth on Schedule 1.8 annexed hereto which shall be adjusted, from time to time, in accordance with the terms of this Operating Agreement.

                (c) Additional Contributions. The Members shall be required to contribute additional capital to the Company in accordance with the provisions of Section 3.10 hereof.

            3.2 Member Loans.

                (a) Loan Request. The Managers may at any time and from time to time request loans ("Loan Request") of additional funds from one or more Members (a "Member Loan"). However, no Member shall be obligated to make any such loan to the Company and any Member which elects not to make loans to the Company in response to a Loan Request shall not be deemed to be in default of this Agreement and the Capital Account and Percentage Interest of such Member shall not be adjusted, and such Member shall not otherwise be penalized, as a result thereof.

            3.3 No Withdrawal of Capital Contributions. Except upon dissolution and liquidation of the Company, no Member shall have the right to withdraw, reduce or demand the return of its Capital Contributions, or any part thereof, or any distribution thereon. Except as otherwise provided herein, no Member shall have the right to receive assets other than cash in connection with a distribution or return of capital.

            3.4 Return of Capital Contributions.

               (a) No Fixed Time. Except upon dissolution and liquidation of the Company and as set forth in Section 4.2 hereof, there is no agreement, nor time set, for the return of any Capital Contribution to any Member. To the extent funds are available therefor, the Managers may return such capital, after reserving sufficient funds for payment of debts, working capital, contingencies and replacements and, to the extent of available funds, the Managers shall return such capital as set forth in Section 4.2 and at the dissolution and termination of the Company, as hereinafter set forth.

               (b) No Personal Liability of Managers. Except as otherwise required by the Act, the Managers shall not be personally liable for the return or repayment of any Capital Contribution.

            3.5 Liability of Members, Managers and Their Affiliates. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member, Manager or Person Affiliated with a Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, a Manager or being Affiliated with either of them.

            3.6 No Priority. Except as expressly provided for in this Operating Agreement, no Member shall have priority over another Member as to return of Capital Contributions or allocations of income, gain, profits, losses, credits or deductions or as to distributions.

            3.7 No Interest. Except as expressly provided for by this Operating Agreement, no interest shall be paid on all or any part of a Member's Capital Contribution or Capital Account.

            3.8 No Obligation to Restore Negative Balances in Capital Accounts. No Member shall have an obligation, at any time during the term of the Company or upon its liquidation, to pay to the Company or any other Member or third party an amount equal to the negative balance in such Member's Capital Account.

            3.9 Capital Accounts. (a) The Company shall maintain a separate capital account ("Capital Account") for each Member and its legal representatives, successors and permitted assigns.

                (b) The Capital Account of each Member shall be maintained in accordance with Section 1.704-1(b) of the Regulations as in effect on the date of this Operating Agreement and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with Regulation Section 1.704-1(b), the Managers acting unanimously may make such modifications.

                (c) The Capital Account of each Member shall consist of the amount of cash and the fair market value of the property (as determined in good faith by the Managers acting unanimously) contributed by such Member to the Company (net of liabilities securing such contributed property assumed by the Company or subject to which the Company takes the contributed property) increased by allocations of Net Profits pursuant to Section 4.2 hereof, and of tax-exempt income, if any, and decreased by allocations of Net Losses pursuant to Section 4.2 hereof, by distributions and withdrawals of cash and property (to the extent of the fair market value thereof, net of liabilities securing such property assumed by the Member or subject to which the Member takes the property) and by expenditures defined in Section 705(a)(2)(B) of the Code (or which are treated as Section 705(a)(2)(B) expenditures under Regulation 1.704-1(b)(2)(iv)(i)).

                (d) In the event the Gross Asset Value of a Company asset is adjusted pursuant to Section 3.9(e) hereof, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the allocation of gain or loss that would be recognized by the Company if it disposed of such asset in an amount equal to the Gross Asset Value. For purposes of this Agreement, "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes adjusted from time to time pursuant to section (e) below, except that (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager, and (ii) the Gross Asset Value shall be adjusted for gain, loss, depreciation and amortization, all as calculated based on the Gross Asset Value of such asset in accordance with Regulation Section 1.704-1(b)(2)(iv)(g).

                (e) If the Managers make an election pursuant to Regulation
Section 1.704-1(b)(2)(f), the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers as of the following times: (i) the acquisition of an additional Member interest by any new or existing Member in exchange for a Capital Contribution (other than a de minimis contribution); (ii) the distribution by the Company to a Member of Company assets, unless all Members receive simultaneous distributions of undivided interests in the distributed assets in proportion to their respective interests; and (iii) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g).

                (f) For purposes of computing the amount of any item of Net Profit or Net Loss to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes except that:

                    (i) any deductions for depreciation, amortization or similar expense attributable to property which has a Gross Asset Value different from its adjusted basis for federal income tax purposes, shall be based on the Gross Asset Value of such property as determined pursuant to Section 3.9(d).

                    (ii) Net Profit or Net Loss resulting from any disposition of Company property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

                (g) In the event of a transfer of an Interest or any portion thereof in accordance with the terms of this Operating Agreement, whether or not the purchaser, assignee or successor-in-interest is then a Member, the Person so acquiring such Interest or any portion thereof shall acquire the Capital Account or portion thereof of the Member formerly owning such Interest, adjusted for distributions of Available Cash made pursuant to Section 4.3 hereof and allocations of Net Profits and Net Losses made pursuant to Section 4.2 hereof. The cost of computing such adjustment shall be borne by the Member disposing of such Interest.

            3.10 Investment Capital. (a) To the extent that the Managers at any time determine that additional capital is needed to fund the Company's business ("Investment Capital"), the Managers may make a request for such Investment Capital to the Members, and the Members shall be obligated to make contributions of Investment Capital as follows:

                (i) First, Quintel shall be required to contribute that amount of capital to the Company which, together with the existing Investment Capital of the Company, equals $500,000; and

                (ii) Quintel and Paradigm shall then each be required to contribute 50% of any additional required Investment Capital.

            (b) The Managers shall keep separate account records which shall reflect Investment Capital contributed by and distributed to the Members.


         4. PROFITS, LOSSES AND DISTRIBUTIONS

             4.1 Profits and Losses

                 (a) Generally. (i) The Net Profits and Net Losses of the Company shall be determined for each fiscal year in accordance with the accounting method followed by the Company for federal income tax purposes. Except as otherwise provided herein, whenever a proportionate part of the Net Profits or Net Losses is credited or charged to a Member's Capital Account, every item of income, gain, loss, deduction or credit entering into the computation of such Net Profits or Net Losses shall be considered either credited or charged, as the case may be, in the same proportion to such Member's Capital Account, and every item of credit or tax preference related to such Net Profits or Net Losses and applicable to the period during which such Net Profits or Net Losses was realized shall be allocated to such Member in the same proportion.

                     (ii) Net Profits and Net Losses shall be allocated to the Members as set forth below in accordance with their respective Interests in the Company, as adjusted from time to time, and for this purpose, at the end of the month (the "Effective Date") that includes the date on which there occurs the admission of a new Member into the Company or a valid transfer of all or part of a Member's Interest, the books of the Company shall be closed in accordance with
Section 706(d) of the Code, and consistent therewith: (X) items of income, deduction, gain, loss and/or credit of the Company that are recognized prior to the Effective Date shall be allocated among those Persons who were Members in the Company prior to the Effective Date in accordance with their respective Interests prior to the Effective Date; and (Y) items of income, deduction, gain, loss and/or credit of the Company that are recognized after the Effective Date shall be allocated among the persons or entities who were Members after the Effective Date in accordance with their respective Interests after the Effective Date.

                (b) Allocation of Net Profits and Net Losses. (i) Subject to any allocations required under Section 4. 1 (c), Net Profits shall be allocated to the Members as follows:

                    (A) First, to the Members in the amounts and proportions necessary to reverse, on a cumulative basis without duplication, all allocations of Net Losses to the Members pursuant to subsection Section 4.1(b)(ii)(B) below;

                    (B) Second, to the Members in the amounts and proportions necessary to reverse, on a cumulative basis and without duplication, all allocations of Net Losses to the Members pursuant to Section 4.1(b)(ii)(A) below;

                    (C) Thereafter, to the Members, pro rata in accordance with their Percentage Interests.

                    (ii) Subject to any allocations required under Section 4.1(c), Net Losses shall be allocated to the Members as follows;

                    (A) First, to the Members, in proportion to the balance in their respective Capital Accounts, until the Capital Accounts of all Members have reached a zero balance; and

                    (B) Thereafter, to the Members, pro rata in accordance with their Percentage Interests.

             (c) Special Allocation Provisions.

                    (i) General Limitation. Notwithstanding anything to the contrary contained in Section 4.1, no allocation shall be made to a Member which would cause such Member to have a deficit balance in its Capital Account which exceeds the sum of such Member's share of Company Minimum Gain (as defined in Section 4.1 (c)(iv)(A) hereof) and such Member's share of Member Nonrecourse Debt Minimum Gain (as defined in Section 4.1(c)(iv)(B) hereof). If the limitation contained in the preceding sentence would apply to cause an item of loss or deduction to be unavailable for allocation to all Members, then such item of loss or deduction shall be allocated between or among the Members in accordance with the Members' respective "interests in the Company" within the meaning of Section 1.704-1(b)(3) of the Regulations.

                    (ii) Qualified Income Offset. In the event any Member unexpectedly receives an adjustment, allocation or distribution described in clauses (4), (5) and (6) of Regulation Section 1.704-1(b)(2)(ii)(d) that results in such Member having a negative balance in its Capital Account in excess of the amount it is required to restore on a liquidation of the Company (or of the Member's interest in the Company), then, after any allocations required by
Section 4.1(c)(iv) hereof, such Member shall be allocated income and gain in an amount and manner sufficient to eliminate such excess as quickly as possible. To the extent permitted by the Code and the Regulations, any special items of income or gain allocated pursuant to this Section 4.1(c)(ii) shall be taken into account in computing subsequent allocations of Net Profits and Net Losses pursuant to this Section 4.1, so that the net amount of any items so allocated and the subsequent Net Profits and Net Losses allocated to the Members pursuant to this Section 4.1(c)(ii) shall to the extent possible, be equal to the net amounts that would have been allocated to each such Member pursuant to the provisions of this Section 4.1(c)(ii) if such unexpected adjustments, allocations or distributions had not occurred.

                    (iii) Member Nonrecourse Deductions. Notwithstanding anything to the contrary contained in Section 4.1 hereof, any and all items of loss and deduction and any and all expenditures described in Section 705(a)(2)(B) of the Code (or treated as expenditures so described pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) (collectively, "Member Nonrecourse Deductions") that are (in accordance with the principles set forth in Section 1.704-2(i)(2) of the Regulations) attributable to Member Nonrecourse Debt (as such term is defined in Section 1.704-2(b)(4) of the Regulations) shall be allocated to the Member that bears the economic risk of loss pursuant to
Section 1.752-2(b)-(j) of the Regulations for such Member Nonrecourse Debt. If more than one Member bears such economic risk of loss, such Member Nonrecourse Deductions shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss. If more than one Member bears such economic risk of loss for different portions of a Member Nonrecourse Debt, each such portion shall be treated as a separate Member Nonrecourse Debt.

                    (iv) (A) Company Minimum Gain. Except to the extent provided in Sections 1.704-2(e)(2), (3), (4) and (5) of the Regulations, if there is, for any Fiscal Year of the Company, a net decrease in Company Minimum Gain (as such term is defined in Sections 1.704-2(b)(2) and (d) of the Regulations), there shall be allocated to each Member, before any other allocation pursuant to
Section 4.1 hereof is made under Section 704(b) of the Code of Company items for such Fiscal Year, items of income and gain for such Year (and, if necessary, for subsequent years) equal to such Member's share of the net decrease in Company Minimum Gain. A Member's share of the net decrease in Company Minimum Gain is the amount of such total net decrease multiplied by the Member's percentage share of the Company's Minimum Gain at the end of the immediately preceding taxable year, determined in accordance with Section 1.704-2(g)(1) of the Regulations. Items of income and gain to be allocated pursuant to the foregoing provisions of this Section 4.1(c)(iv)(A) shall consist first of gains recognized from the disposition of items of Company property subject to one or more Nonrecourse Liabilities (as defined in Section 1.704-2(b)(3) of the Regulations) of the Company, and then of a pro rata portion of the other items of Company income and gain for that year.

                    (B) Member Nonrecourse Debt Minimum Gain. Except to the extent provided in Section 1.704-2(i)(4) of the Regulations, if there is, for any Fiscal Year of the Company, a net decrease in Member Nonrecourse Debt Minimum Gain (as defined in Section 1.704-2(i)(2) of the Regulations), there shall be allocated to each Member that has a share of Member Nonrecourse Debt Minimum Gain at the beginning of such Fiscal Year before any other allocation pursuant to Section 4.1 hereof (other than an allocation required pursuant to Section 4.1(c)(iv)(A)) is made under Section 704(b) of the Code of Company items for such fiscal year, items of income and gain for such year (and, if necessary, for subsequent years) equal to such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain. The determination of a Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain shall be made in a manner consistent with the principles contained in Section 1.704-2(g)(1) of the Regulations. The determination of which items of income and gain to be allocated pursuant to the foregoing provisions of this Section 4.1(c)(iv)(B) shall be made in a manner that is consistent with the principles contained in Section 1.704-2(f)(6) of the Regulations.

                (v) (A) Any item of Company income, gain, loss, deduction or credit attributable to property contributed to the Company, solely for tax purposes, shall be allocated among the Members in accordance with the principles set forth in Section 704(c) of the Code and the Regulations promulgated thereunder so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

                    (B) In the event the Gross Asset Value of any Company asset is adjusted (pursuant to Section 3.9 hereof), subsequent allocations of income, gain, loss, deduction and credit with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder as in effect at the time such Gross Asset Value is adjusted.

                    (C) Any elections or other decisions relating to allocations pursuant to this Section 4.1(v) shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement.

                    (vi) Members' Interest In Company Profits For Purposes Of
Section 752. As permitted by Section 1.752-3(a)(3) of the Regulations, the Members hereby specify that solely for purposes of determining their respective interests in the Nonrecourse Liabilities of the Company for purposes of Section 752 of the Code, such interests shall be equal to their respective Percentages Interests.

                 4.2 Distributions of Available Cash. (a) Distributions of Available Cash shall be made once each fiscal quarter. Such distributions shall be made to the Members in the following amounts and order of priority:

                    (i) First, to the Members in proportion to their respective contributions of Investment Capital made pursuant to Section 3.10(a)(ii) hereof as of such date until each Member has received an amount equal to the total of such Member's Investment Capital contributed pursuant to Section 3.10(a)(ii) hereof (reduced by the amount of all prior distributions made pursuant to this Section 4.2(a)(i));

                    (ii) Second, to Quintel until Quintel has received an amount equal to the total of Quintel's contributions of Investment Capital made pursuant to Section 3.10(a)(i) hereof (reduced by the amount of all prior distributions made pursuant to this Section 4.2(a)(ii); and

                    (iii) Then, the balance to the Members in accordance with their Percentage Interests.

                 4.3 Incorrect Distributions. To the extent distributions pursuant to this Section 4 were incorrectly made, as determined by financial statements of the Company, the recipients shall promptly repay all incorrect payments and/or the Company shall have the right to set off any current or future amounts owing to such recipients against any such incorrectly paid amounts.

                 4.4 Distributions in Kind. In the event any proceeds available for distribution consist of items other than cash (including, but not limited to notes, mortgages and payments in kind), the Members shall be entitled to their pro rata shares of each such asset, in accordance with the aggregate amounts of proceeds due them, respectively. In determining the Capital Accounts of the Members for purposes of Section 3.9, the amount by which the fair market value of any property to be distributed in kind to the Members exceeds or is less than the tax basis of such assets, to the extent not otherwise recognized by the Company shall be taken into account as if such gain or loss were recognized by the Company.

         5. MANAGEMENT OF THE COMPANY

            5.1 Management Powers of the Managers. Except as expressly limited or otherwise provided by the provisions of this Operating Agreement or by the Act, the Managers shall have the full, exclusive and absolute right, power and authority to manage and control each and every aspect of the business of the Company and its property, assets and affairs.

            5.2 Managers.

                (a) Number. There shall be four Managers, two of which shall be designated by Quintel (the "Quintel Designees") and two of which shall be designated by Paradigm (the "Paradigm Designee"). The number of Managers may be increased by the Members, acting unanimously. The initial Quintel Designees shall be Jeffrey Schwartz and Jay Greenwald, and the initial Paradigm Designees shall be Marc Byron and David Graf.

                (b) Term. The Managers shall continue to serve in such capacity until they resign, die, become incapacitated, or are removed.

                (c) Replacement of Managers. At any time and upon written notice to all of the other Managers, (i) the Quintel Designee may be replaced by Quintel, and (ii) the Paradigm Designee may be replaced by Paradigm.

                (d) Removal of Managers. Any of the Managers may be removed as a manager at any time for Cause by the remaining Managers, acting unanimously; provided that such Manager may be replaced as provided in Section 5.2(i). "Cause" shall mean (i) gross negligence or wilful misconduct; (ii) such Manager's continued and repeated failure or refusal to perform his duties hereunder, or (iii) indictment of such Manager for any crime involving moral turpitude.

                (e) Vacancy. In the event of the vacancy of a Manager, the Member which designated such Manager may designate a successor to such position.

                (f) Voting for Managers. Each Member shall vote its Interest and take any and all other action at any meeting of Members or otherwise as is necessary to ensure that the Managers are elected in accordance with the provisions of this Section 5.2.

                (g) Actions of the Managers. Unless otherwise required by the Act or specifically provided for in this Operating Agreement, all matters requiring the vote, consent or approval of the Managers shall be determined by the affirmative vote or written consent of the Managers, acting unanimously.

                (h) Meetings of Managers.

                    (i) Meetings. Meetings of the Managers may be called at any time by two or more of the Managers. Notice of any meeting of the Managers shall provide information as to time, place and agenda of the meeting.

                    (ii) Place of Meeting. The Managers may designate any place, either within or without the State of Delaware, as the place for any meeting of the Managers. If no designation is made the place of meeting shall be the principal executive office of the Company.

                    (iii) Notice of Meetings. Except as provided in Section 5.2(b)(iv), written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five days nor more than thirty days before the date of the meeting, either personally or by mail, to each Manager. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Manager at his address as it appears on the books of the Company, with postage thereon prepaid.

                    (iv) Meeting of all Managers. If all of the Managers shall meet at any time and place and all consent to the holding of a meeting at such, time and place, either in writing or by failing to object, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

                    (v) Quorum. All of the Managers shall constitute a quorum at any meeting of Managers.

                    (vi) Action by Managers Without a Meeting. Action required or permitted to be taken at a meeting of Managers may be taken without a meeting by written consents signed by each Manager and delivered to the Company for inclusion in the minutes or for filing with the Company records. Furthermore, any or all Managers may participate in a meeting by telephone conference or any other means of communication by which all Managers participating may simultaneously hear each other during the meeting.

                (i) Manager May Exercise Authority. If the Managers or Members have approved or have been deemed to have approved of any action requiring their respective approval in accordance with the provisions of this Operating Agreement, each Manager (acting alone or together with one or more Managers) shall be authorized to execute, deliver and file any document, or take any other action necessary or desirable, to effectuate such approved action (unless such approval of the Managers or Members specifically provides otherwise).

             5.3 Power of Members.

                 (a) General. Except as expressly provided in this Operating Agreement or as otherwise required by the Act, the Members (as members) shall have no voice or participation in the management of the Company's business, and no power to bind the Company or to act on behalf of the Company in any manner whatsoever.

                 (b) Member Vote. Unless otherwise provided in the Operating Agreement or in the Act, any action or consent of the Members shall require the affirmative vote of all of the Members.

                 (c) Consent to Managers' Powers. Subject to the provisions of this Operating Agreement, the Members hereby expressly acknowledge and agree that by the execution of this Operating Agreement they consent to all of the rights, power and authority of the Managers under this Operating Agreement, to the free and unrestricted exercise thereof and to the doing of any act that the Managers have the right, power or authority to do under this Operating Agreement.

               5.4     Meetings of Members.

                 (a) Meetings. Meetings of the Members may be called at any time by the Managers, and shall be called by the Managers upon the unanimous request of the Members. Notice of any meeting of the Members shall provide information as to time, place and agenda of the meeting.

                 (b) Place of Meeting. The Managers may designate any place, either within or without the State of Delaware, as the place for any meeting of the Members. If no designation is made the place of meeting shall be the principal executive office of the Company.

                 (c) Notice of Meetings. Except as provided in Section 5.4(d), written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five days nor more than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage thereon prepaid.

                 (d) Meeting of all Members. If all of the Members shall meet at any time and place and all consent to the holding of a meeting at such, time and place, either in writing or by failing to object, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

                 (e) Quorum. Members holding two-thirds (2/3) of the Percentage Interests held by the Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members.

                 (f) Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting by written consents signed by each Member entitled to vote and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records, and the action is approved by the consent of the Members holding the Percentage Interest required if the action had been approved at a meeting at which all Members were present. Furthermore, any or all Members may participate in a regular or special meeting by telephone conference or any other means of communication by which all Members participating may simultaneously hear each other during the meeting.

             5.5 Delegation of Authority by Managers. (a) General. The
Managers shall have the right to delegate any portion of their duties as they may determine to other Persons, subject in each case to the provisions of this
Article 5; provided, however, that no such delegation of authority shall relieve the Managers of their obligations hereunder.

                 (b) Officers. (i) The Managers may appoint one or more officers of the Company who shall have the duties, rights and obligations as may be determined by the Managers, from time to time, subject in each case, to the provisions of this Article 5 and to the supervision and authority of the Managers and the other terms and conditions of this Operating Agreement. Each officer shall serve at the pleasure of the Managers and may be removed by the Managers with or without cause at any time. Each officer shall serve until his successor is duly appointed and qualified or his earlier death, incompetence, resignation or removal.

                     (ii) President - Unless the Managers shall otherwise determine, the President shall serve as the chief operating officer of the Company and shall be responsible for the day to day operations of the Company reporting to and under the supervision of the Managers and shall have such other duties as may from time to time be designated by the Managers.

                          Vice President - The Vice Presidents, including any
Executive Vice President, shall perform such duties and have such powers as may from time to time be assigned to them by the Managers. In the absence of the President, the Executive Vice Presidents may perform the duties of the President.

                          Secretary - The Secretary shall attend to the giving
of notice of each, meeting of Members, if any, and each meeting of Managers, and shall act as secretary at each such meeting. He shall keep minutes of all proceedings at such meetings as well as of all proceedings at all meetings of such other committees of Managers as any such committee shall direct him to so keep. The Secretary shall keep and account for all books, documents, papers and records of the Company except those for which some other officer or agent is properly accountable. In addition, the Secretary shall have such other duties as may from time to time be designated by the Managers.

                          Assistant Secretary - The Assistant Secretaries shall
general assist the Secretary in performing all of his duties and, in the absence of the Secretary, may perform the functions of the Secretary. In addition, the Assistant Secretaries shall have such other duties as may from time to time be designated by the Managers.

                          Treasurer - The Treasurer shall have the care and
custody of all the funds of the Company and shall deposit such funds in such banks or other depositories as the Managers or any officer thereunto duly authorized by the Managers shall from time to time direct or approve. In addition, the Treasurer shall have such other duties as may from time to time be designated by the Managers.

                     (iii) The initial Officers shall be:

                           President - David Graf

                 (c) Notwithstanding the authority of the officers contained herein, the approval of a majority of the Managers shall be required for an officer to take any action outside of the ordinary course of business of the Company.

             5.6 Managers' Duty to Devote Time. The Managers shall be responsible for the conduct of the business of the Company as set forth in this Operating Agreement and they shall devote such time to Company business as is necessary, desirable and appropriate to manage and supervise Company business and affairs in an efficient manner.

             5.7 Managers' Compensation. The Managers shall serve without compensation as such, but they shall be reimbursed for all reasonable expenses which they may incur in connection with the business of the Company.

             5.8 Competition, Outside Interests.

                 (a) (i) Subject to the provisions of Section 5.8(b), from the date hereof until the termination of this Agreement and the dissolution of the Company, no Member of the Company or any Affiliate of any Member of the Company shall directly or indirectly, be engaged in the provision of Conventional Wireless Services (except that ownership of less than 5% of the equity securities of a public corporation shall not be considered engagement in the provision of Conventional Wireless Services).

                     (ii) Simultaneously with the execution of this Agreement, both of the Initial Members are assigning all of their respective right, title and interest in and to the AT&T Wireless Agreements to the Company, and the Company hereby assumes and agrees to be bound by all of the terms and provisions of such agreements.

                 (b) If any Member (the "Identifying Member") becomes aware of any business opportunity with respect to the provision of Conventional Wireless Services, such Member shall promptly notify the other Members and the Managers in writing Of the material terms (the "Terms") of such opportunity (an "Opportunity"). The Managers shall then consider the Terms of the Opportunity, including the amount, if any, of additional capital contributions necessary for the Company to pursue such opportunity and shall, within seven days after receipt of such notice, determine whether the Company shall pursue such Opportunity and whether to make a capital call with respect thereto. If the Managers determine that the Company shall pursue such Opportunity and determine to make a capital call in connection therewith, the Members shall make any such additional capital contributions in accordance with the provisions of Section
3.10 hereof. If the Managers determine that the Company shall not pursue such Opportunity, the Identifying Member shall be free to pursue such Opportunity outside of the Company on substantially the same terms as the Terms; provided, however, that if either of the Manager Designees of the Identifying Member determines not to pursue such Opportunity, or if the Identifying Member does not make the capital contributions required pursuant to Section 3.10 hereof, neither the Identifying Member nor the Manager Designees of the Identifying Member shall be permitted, directly or indirectly, to pursue such Opportunity, and provided further that if the terms of such Opportunity shall materially vary from the Terms, the Initiating Member shall again be required to present such revised Terms to the other Members and the Managers for consideration as provided herein.

                 (c) Subject to the other provisions of this Section 5.8, any Member, Manager or Affiliate of any Member or Manager shall have the right to engage in and/or possess an interest in any other business of every kind, nature and description, independently or with other Persons. Neither the Company nor any Member shall have or be entitled to any rights, solely by virtue of this Operating Agreement, in and to such independent ventures or to the income and profits derived therefrom, nor shall any such Member, Manager or such Affiliated Person have any obligation whatsoever to offer, share or offer to share any business opportunity of any kind to or with the Company or any other Member. The Members hereby waive any and all rights and claims which they may otherwise have against such other Members, Managers and their Affiliated Persons.

                 (d) Each Member acknowledges that during the term of this Agreement it will have access to confidential information, including, without limitation, (i) pricing information and information concerning the Company's marketing techniques and methods, (ii) the terms of the Company's existing contracts, (iii) information pertaining to the Company's customers and their requirements, and (iv) any other of the Company's trade secrets (all of the foregoing is referred to as "Confidential Information") which is not in the public domain and which has been or will be acquired, developed or assembled by the Company at its expense. Each Member agrees, for so long as the Company continues to engage in the active conduct of business, that is shall not reveal, divulge or make known Confidential Information (other than in the conduct of the Company's business) to any person, firm, corporation or other business organization, and shall not directly or indirectly use for its own benefits, or for the benefit of anyone else, any Confidential Information, except as permitted under any other provision of this Agreement.

            5.9 Conduct of Managers: Limited Liability of the Managers.

                 (a) Each Manager shall perform his or her duties as a Manager in accordance with the provisions of the Act.

                 (b) Except in the case of bad faith, gross negligence or wilful misconduct, the liability of the Managers shall be eliminated and limited to the maximum extent permitted by the Act.

                 (c) All obligations or liabilities of the Managers under this Operating Agreement shall (to the extent permitted by law) be several and not joint or joint and several.

                 (d) The Managers shall have fiduciary responsibility for the safekeeping and use of all funds, property and assets of the Company, whether or not in their control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth herein or for the benefit of the Company.

            5.10 Indemnification. (a) Except in the case of bad faith, gross negligence or wilful misconduct, the Company, its receiver or its trustee (but not the Members personally) shall indemnify and defend the Members, Managers and their respective agents and Affiliates and any other Persons whom it shall have the power to indemnify under the Act against and hold them harmless to the maximum extent permitted by the Act from any and all losses, judgments, costs, damages, liabilities, fines, claims and expenses (including, but not limited to, reasonable attorneys' fees and court costs and other disbursements related thereto, which shall be paid by the Company as incurred) and other matters covered or referred to in the Act. The rights to indemnification and advancement of expenses set forth above shall be contract rights, shall continue as to an indemnitee who has ceased to be Affiliated with the Company, Member or a Manager and shall inure to the benefit of the personal representative, successors and assigns of an indemnitee. The indemnifications provided for herein shall not be deemed exclusive of any other rights to which any Person may be entitled by resolution, agreement or otherwise, as to any action in any capacity in which such Person served at the request of the Company.

                 (b) The Company shall pay all expenses incurred by a Person covered by the provisions of this Section 5. 10 in connection with the defense of any matter which is the subject of this Section 5. 10 in advance of the final disposition of the action or proceeding; provided, that such Person has agreed in writing to repay such amount to the extent that such Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Company or allowed by the court exceed the indemnification to which such Person is entitled.

                 (c) Subject to the other provisions contained herein, the Company at its expense may maintain insurance to protect itself and any Members, Managers, agents or Affiliate, against liability, loss or expense whether or not the Company would have the power to indemnify such Person under the Act.

            5.11 Business with Affiliates. The Company may transact business with any Member, Manager or any Affiliate thereof for goods or services reasonably required in the conduct of the Company's business, provided that any such transaction shall be effected only if the transaction is on terms competitive with those which may be obtained from unaffiliated Persons.

            5.12 Obligations of the Members. The Members shall have the following obligations with respect to the business of the Company:

                 (a) Paradigm shall be responsible for (i) providing the Company with resources in order to secure business for the Company, and (ii) providing resources to manage the telemarketing operations of the Company.

                 (b) Quintel shall be responsible for (i) providing customer lists, and (ii) providing resources to manage the mail and DRTV.


         6. RESTRICTIONS ON THE DISPOSITION OF AN INTEREST.

            6.1 Generally. Except as otherwise expressly provided for in this Operating Agreement or as otherwise required under the Act, no Member may sell, transfer, assign, or otherwise dispose of all or any part of its Interest in the Company and may not withdraw from the Company (collectively, a "Transfer"), or pledge, hypothecate or otherwise encumber (collectively, "Encumber"), all or any part of its Interest in the Company, without in the case of each of the foregoing, the prior written consent of a majority of the Managers. Any attempt to Transfer or Encumber a right or Interest of a Member in violation of this Operating Agreement shall be of no force or effect and shall not be recognized by the Company.

            6.2 Permitted Transfers. (a) Permitted Transfers. Notwithstanding anything herein to the contrary, a Member may Transfer its Interest to a Permitted Transferee (as defined below) at any time, without prior consent.

                 (b) A "Permitted Transferee" means:

                    (i) with respect to a Member which is a partnership, corporation or limited liability company, such Member's partners, shareholders, members, directors, executive officers or managers, as the case may be; or

                    (ii) with respect to any Member, to another Member.

            6.3 Right of First Refusal. (a) If a Member (the "Offering
Member") wishes to Transfer all or part of its Interest (other than to a Permitted Transferee or in the case of a Repurchase Event, which shall not be subject to the provisions of this Section 6.3) pursuant to a bona-fide, arms' length offer (a "Bona-Fide Offer") from a non-affiliated third party (an "Offeror") such Member shall, within ten days of receipt of the Bona Fide Offer, provide the other Members and the Managers written notice of such intention (the "First Refusal Offer"), which shall include the material terms of the Bona Fide Offer, including, without limitation, the identity of the Offeror.

                 (b) The other Members shall then have the first right (the "First Refusal Right") to purchase its pro rata portion of the offered Interest (which pro rata portion shall be based on such Member's Percentage Interest relative to the aggregate Percentage Interest of all Members electing to exercise their First Refusal Right) upon the terms, including at the price, contained in the Bona-Fide Offer, which right is exercisable by written notice to the Offering Member, the other Members and the Managers of its intention to do so (the "First Refusal Election Notice"), which notice shall be delivered within fifteen days of delivery of the First Refusal Offer.

                 (c) A Member which desires to exercise its First Refusal Right (a "Purchasing Member") shall be required to deposit into escrow 10% of the purchase price payable by such Member for its pro rata portion of the offered Interest (the "Escrowed Amount") simultaneously with or prior to its delivery of the First Refusal Election Notice. The Escrowed Amount shall be deposited with an unaffiliated third party and shall be held pursuant to the terms of an escrow agreement to be entered into with respect thereto. If the Purchasing Member has not purchased its pro rata portion of the offered Interest prior to the Option Termination Date, and the Offering Member has not transferred the offered Interest to the Offeror within sixty days thereafter, then the Escrowed Amount shall be released to the Offering Member; provided, however, that if the Purchasing Member is ready, willing and able to consummate the purchase of the offered Interest on the Option Termination Date and the sale of such Interest does not occur through no fault of the Purchasing Member, the Escrowed Amount shall be released to the Purchasing Member on the Option Termination Date; and provided further that, if the Escrowed Amount is released to the Offering Member and the Offering Member subsequently transfers its Interest to the Offeror within one year thereafter, the Offering Member shall return the Escrowed Amount to the Purchasing Member, together with interest thereon at the prime rate then in effect as announced by The Chase Manhattan Bank in New York, New York.

                 (d) If the Members have elected to purchase less than all of the offered Interests, the Company shall then have the right to purchase the remaining portion of the offered Interests upon the terms, including at the price, contained in the Bona-Fide Offer, which right is exercisable by written notice to the Offering Member, the other Members and the Managers of its intention to do so, which notice shall be delivered within fifteen days of delivery of the First Refusal Election Notice.

                 (e) If the purchase and sale of the offered Interest has not taken place within sixty days from the date of the First Refusal Election Notice (the "Option Termination Date"), then the Offering Member shall have the right to Transfer the offered Interest to the Offeree, provided, that (i) the consummation of the sale occurs within thirty days from the Option Termination Date, and (ii) the price shall be no less, and the terms and conditions shall be no more favorable, than that contained in the Bona Fide Offer, and (iii) the Managers have consented to such Transfer as provided herein.

            6.4  Transfer Upon Repurchase Events.

                 (a) Offer to Sell. Upon the occurrence of a Repurchase Event (as defined in Section 6.4(b)), the Member which is the subject of the Repurchase Event and each of his Transferees (other than transferees who are Members) (collectively, the "Selling Member") shall automatically be deemed to irrevocably offer to sell their entire Interest (the "Offered Interests") to the Company and the other Members, and the Company and the other Members shall have the option to purchase all or a portion of the Selling Member's Interest, in the manner and subject to the terms and conditions set forth in this Section 6.4.

                 (b) Repurchase Event. A "Repurchase Event" with respect to any Member shall mean (i) the Bankruptcy of such Member; (ii) the conviction of a crime which constitutes a felony under applicable law or the entering of a plea of guilty or nolo contenders by such Member with respect thereto; or (iii) the sale of substantially all of the assets of, or a controlling equity interest in, such Member.

                 (c) Exercise of Options.

                     (i) Notice of Repurchase Event. Upon the Managers becoming aware of the occurrence of a Repurchase Event, the Managers shall promptly notify the Company and the other Members (the "Repurchase Event Option Notice") and shall include in such notice a description of the Interests which are subject to purchase options pursuant to this Section 6.4 and, if then determined, the purchase price of the Offered Interests.

                     (ii) First Option of the Members. Upon the occurrence of a Repurchase Event, the remaining Members shall have a non-assignable first option (the "First Repurchase Event Option") to purchase all or any portion of their pro rata portion of the Offered Interests. Such options shall be exercisable by a Member by giving written notice of its election to exercise its option to the Selling Member, the other Members and the Managers (a "Repurchase Event Election Notice") within fifteen (15) days after the later of the receipt of the Repurchase Event Option Notice or the determination of the Purchase Price of the Offered Interests (the "First Repurchase Event Option Period"). The holders of the First Repurchase Event Options shall have the right to exercise their options with respect to all or a portion of their pro rata portion of the Offered Interests (which pro rata portion shall be determined based on such Member's Percentage Interest relative to the aggregate Percentage Interest of all Members electing to exercise First Repurchase

Event Options) or in such other proportion as such Members may unanimously agree upon.

                     (iii) Option of the Company. If the Members have elected or deemed to have elected to purchase less than all of the Offered Interests which are the subject of the First Repurchase Event Option, the Company shall have a non-assignable option to purchase all or any portion of the remaining Offered Interests (the "Second Repurchase Event Option"; together with First Repurchase Event Options the "Repurchase Event Options") by giving written notice thereof to the Members and the Managers within five (5) days after the earlier of the receipt of a Repurchase Event Election Notice from the Members or the expiration of the First Repurchase Event Option Period ("Second Repurchase Event Options Period"). The Company shall have the right to exercise its option with respect to all or a portion of the Offered Interests.

                     (iv) Obligations to Purchase. If holders of Repurchase Event Options elect to purchase all or any portion of the Offered Interests subject to Repurchase Event Options, then such holders (to the extent that each has so elected) shall be obligated to purchase and the Selling Member shall be obligated to sell such Offered Interests or portion thereof within fifteen (15) days of the later of the termination of the Second Repurchase Event Option Period or receipt of the last Repurchase Event Election Notice to purchase the Offered Interests.

                     (v) Retention of Offered Interests. If the entire Offered Interests of the Selling Member are not purchased by holders of Repurchase Event Options within the time period set forth in this Section 6.4, then the Selling Member shall retain such portion of the Offered Interests which have not been so purchased.

                 (d) Purchase Price. The purchase price to be paid for a Member's Interest pursuant to this Section 6.4 (the "Purchase Price") shall be the fair market value of the Interest as determined by the Managers in good faith within thirty (30) days after the Managers are informed or become aware of the occurrence of a Repurchase Event. If the Managers are unable for any reason to make such determination, the Purchase Price shall be determined by three independent appraisers, one of which shall be selected by the Quintel Designees, one of which shall be selected by the Paradigm Designees, and the third of which shall be selected by the two initially selected appraisers. The cost of such appraisal shall be borne equally between the selling and purchasing Member.

                 (e) Other Closing Conditions. At the Closing of the Transfer of the Offered Interest pursuant to this Section 6.4, the Selling Members shall deliver to the Purchaser such instruments of Transfer as the purchaser shall request so as to transfer record and beneficial ownership of such Interest to the purchaser on the books and records of the Company. The Interest shall be transferred to the purchaser free and clear of any and all liens, claims, mortgages, security interest, pledges and other encumbrances of any nature whatsoever ("Liens'). If the Selling Member's entire Interest is being purchased, the Selling Members shall repay in full all amounts outstanding to the Company or any of its Affiliates, whether or not such amounts are otherwise then due and payable.

            6.5  Mandatory Transfer.

                 (a) Request for Purchase or Sale. At any time, a Member (the "Initiating Member") may, by written notice to the other Members (a "Request Notice"), request that such other Members purchase all (but not less than all) of the Interests of the Initiating Member (the "Subject Interest") or sell to the Initiating Member all (but not less than all) of such other Member's Interests, at the purchase price per Percentage Interest and on the other terms and conditions contained in the Request Notice (the "Purchase Price"). The other Members (the "Non-Initiating Members") shall then have the obligation to either
(i) purchase their pro rata portion of the Subject Interest at the Purchase Price of such Interest (a "Purchase"), or (ii) sell all of their Interests in the Company to the Initiating Member at the Purchase Price of such Interest (a "Sale").

                 (b) Exercise of Option. The Non-Initiating Members shall elect whether they shall effect a Purchase of the Subject Interest or a Sale of their Interests, which election shall be made by written notice (the "Election Notice") to the Initiating Member and the Managers within thirty (30) days after the receipt of the Request Notice.

                 (c) Purchase and Sale. The purchase and sale of Interests under this Section 6.5 shall take place within thirty (30) days after the receipt by the Members and the Managers of an Election Notice.

                 (d) Other Closing Conditions. At the closing of a Transfer of an Interest to a Member under this Section 6.5, (i) the selling Member shall deliver to the purchasing Member such instruments of Transfer as the purchaser shall reasonably request so as to transfer record and beneficial ownership of such Interest, and (ii) the Interest shall be Transferred free and clear of all Liens, and (iii) the transferring Member shall repay in MI any and all amounts owed to the Company, whether or not such amounts are otherwise due and payable.

            6.6  General Conditions to Transfer.

                 (a) Capacity. Notwithstanding anything herein to the contrary, no Transfer of any Interest or portion thereof shall be made (i) to a Person who, in accordance with applicable law, lacks the capacity to own, or otherwise is prohibited from owning, any such Interest in the Company by reason of minority, incompetence or otherwise; or (ii) to a Person otherwise prohibited by applicable law from entering into such transaction or holding such Interest; or
(iii) which violates any other provision of this Operating Agreement.

                 (b) Requirements. No Transfer of an Interest otherwise permitted by this Agreement shall be effective unless:

                      (i) such Transfer shall have been consented to in writing by the Managers (other than the Manager who is the designee of the Transferring Member or of the Member group of which the Transferring Member is a part);

                      (ii) the transferee shall accept in writing, by an instrument in form and substance satisfactory to the Managers, all of the terms and provisions of this Agreement, as the same may be amended from time to time, and shall have expressly assumed all of the obligations of the transferring Member;

                      (iii) the transferee shall pay all filing, publication and recording fees, if any, and all reasonable expenses, including, without limitation, reasonable counsel fees and expenses incurred by the Company in connection with such transaction;

                      (iv) the transferee shall execute such other documents or instruments as counsel to the Company may require (or as may be required by law) in order to effect the admission of such Person as a Member;

                      (v) the transferee shall execute a statement that it is acquiring the Interest for its own account for investment and not with a view to the resale or distribution thereof and that he will only Transfer the acquired Interest to a Person who so similarly represents and warrants and shall include in such statement such other representations and warranties as the Managers as counsel to the Company may reasonably require;

                      (vi) if required by the Managers, the Company receives an opinion of responsible counsel (who may be counsel for the Company), in form and substance satisfactory to the Managers, that such Transfer does not violate federal or state securities laws or any representation or warranty of such transferring Member given in connection with the acquisition of its Interest;

                      (vii) if required by the Managers, counsel to the Company delivers to the Company an opinion that such Transfer (A) will not result in a termination of the Company under Section 708 of the Code; (B) will not cause the Company to lose its status as a partnership for United States federal income tax purposes; and (C) will not cause the Company to become subject to the Investment Company Act of 1940, as amended; and

                      (viii) such disposition, when added to the total of all other dispositions within the period of twelve (12) consecutive months prior thereto, would not, in the opinion of counsel for the Company, result in the Company being considered to have been terminated within the meaning of the Code or would not otherwise result in material adverse tax treatment or consequences, unless, in the opinion of counsel for the Company, that termination will not have a substantial adverse effect upon the remaining Members.

                 (c) Fulfillment of all Conditions. No Transfer of an Interest, where otherwise permitted by the terms of this Agreement, shall be binding on the Company until all of the conditions to such Transfer have been fulfilled. Upon the admission of a substitute Member, the Managers shall promptly cause any necessary documents or instruments to be filed, recorded or published, wherever required, showing the substitution of the transferee as a substitute Member in place of the transferring Member.

                 (d) Distributions. A transferee of an Interest shall be entitled to receive distributions of cash or other property from the Company attributable to the Interest acquired by reason of such Transfer from and after the effective date of the Transfer of such Interest to him; provided, however, that anything herein to the contrary notwithstanding, the Company and the Managers shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, losses, credits, deductions or distributions that are made in good faith to such transferor until such time as all of the conditions of such Transfer have been fulfilled, the written instrument of Transfer has been received by the Company and the effective date of Transfer has passed.

                 (e) Effective Date of Transfer. The effective date of a permitted Transfer of an Interest shall be no earlier than the last day of the calendar month following receipt of notice of assignment and such documentation as the Managers determine is required.

                 (f) Effect of Transfer. The transferring Member shall cease to be, and the transferee shall become, a substituted Member as to the Interest so transferred as of the effective date, and thereafter the transferring Member shall have no rights or obligations with respect to the Company insofar as the Interest transferred is concerned.

            6.7 Withdrawal. Except as expressly provided for in this Operating Agreement, no Member shall have the right to withdraw from the Company except upon such terms and conditions as may be specifically agreed upon between such other Members and the withdrawing Member. The provisions of this Operating Agreement with respect to distributions to Members upon withdrawal are exclusive and no Member shall be entitled to claim any further or different distribution upon withdrawal under the Act or otherwise.

            6.8 Collateral Assignment of.Interests Each Member hereby agrees, if necessary or desirable as determined by the vote of the Managers, in connection with any borrowing by the Company, to pledge and collaterally assign its Interest, upon terms and conditions as may be requested by any lender or lenders to the Company.

         7. BOOKS, RECORDS AND REPORTS.

            7.1 Company Documents. The Managers shall maintain at the principal office of the Company or at such other place as the Managers may determine the following documents: (a) a current list of the full name and last known business address of

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

each Member; (b) a copy of the Articles of Organization of the Company, together with executed copies of any powers of attorney pursuant to which such certificate or any amendment thereto has been executed; (c) copies of the Company's federal, state and local income tax returns and reports, if any, for each fiscal year during which the Company has been in existence; (d) copies of this Operating Agreement, as it may be further amended and/or restated, and as then in effect, and (e) of any financial statements of the Company for each fiscal year during which the Company has been in existence, Such documents are subject to inspection and copying at the reasonable request, and at the expense, of any Member during ordinary business hours and on reasonable prior written notice.

            7.2 Financial Books. The Managers shall keep or cause to be kept complete and accurate financial books in accordance with generally accepted accounting principles with respect to the Company's business.

            7.3 Bank Accounts. The funds of the Company shall be deposited in such amounts in such bank account or accounts as shall be designated by the Managers and withdrawals therefrom shall be made upon the signature of such Person or Persons as shall be designated in writing by the Managers. The funds of the Company shall not be commingled with the funds of any other Person and, if not immediately required for Company business, may be temporarily invested in such manner as the Managers shall determine.

            7.4 Reports. The Managers, at the expense of the Company, shall cause to be prepared and distributed to each Person who was a Member during any fiscal year of the Company:

                (a) within sixty (60) days after the end of each fiscal year of the Company, all information relating to the Company that is necessary for the preparation of the Members' federal, state and local income tax returns;

                (b) within one hundred eighty (180) days after the end of each fiscal year of the Company, an annual financial statement of the Company prepared on a federal income tax basis in accordance with generally accepted accounting principles, compiled or reviewed by independent public accountants selected by the Managers; and

                (c) Any other information that may be reasonably requested by any Members.

            7.5 Tax Returns. The Managers, at the expense of the Company, shall cause to be prepared all tax returns for the Company and shall further cause such returns to be timely filed with the appropriate authorities. It is contemplated that the Company will be classified as a "partnership" for federal, state and local income tax purposes. The Company and its Members will take such reasonable action as may be necessary or advisable, and as determined by the Managers, including the amendment of this Operating Agreement to cause or ensure that the Company shall be treated as a "partnership' for federal, state and local income tax purposes.

            7.6 Tax Matters Person. In the event the Company is subject to administrative or judicial proceedings for the assessment and collection of deficiencies for federal taxes or for the refund of overpayments of federal taxes arising out of a Company's distributive share of income, losses, gain, credits and deductions, the Managers shall designate one of the Managers as the tax matters person ("TMP") and such Manager shall have all the powers and duties assigned to the TMP under Sections 6221-6232 of the Code and the Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and the Regulations thereunder to designate such designated Person as the TMP.

            7.7 Fiscal Year and Accounting Method. The Company shall adopt a fiscal year ending on the last day of such month of each year and a method of accounting selected by the Managers with the advice of the accountants for the Company; provided, however, that the Managers in their sole discretion may, subject to any approval required by the Internal Revenue Service and the applicable state taxing authorities, at any time without the approval of the Members change the Company's method of accounting.

            7.8 Tax Elections. The Managers shall have the authority to cause the Company to make any election required or permitted to be made for income tax purposes. Notwithstanding the foregoing, the Managers may cause the Company to make, in accordance with Section 754 of the Code, a timely election to adjust the basis of Company property as described in Sections 734 and 743 of the Code in the sole discretion of the Managers.

            7.9 Title to Company Assets. Title to, and all right and interest in, the Company's assets, shall be acquired in the name of and held by the Company, or, if acquired in any other name, be held for the benefit of the Company.


         8. DISSOLUTION AND TERMINATION OF THE COMPANY.

            8.1 Dissolution. The Company shall be dissolved and terminated and its affairs shall be wound up upon the earliest to occur of the following:

                 (a) withdrawal of a Member, unless within 90 days after the occurrence of such an event all of the remaining Members elects to continue the Company business, and all other requirements of the Act are complied with;

                 (b) the express written consent of all Members;

                 (c) the entry of a decree of judicial dissolution of the Company; or

                 (d) ownership by any of the Members of 100% of the Interests of the Company.

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

            8.2 Liquidation. (a) In the event of dissolution under Section 8.1, and if there has been no election to continue the Company as provided therein, unless agreed to by the Members, each of the then unsold assets of the Company shall be sold for cash or distributed in kind, as the Managers shall determine.

                (b) Following the sale of the Company's property, the assets of the Company shall be paid and distributed as follows:

                    (i) first, all of the Company's debts and liabilities to Persons other than Members shall be paid and discharged (excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets), and any reserve deemed necessary by the Managers for the payment of such debts shall be set aside; thereafter

                    (ii) all of the Company's loans from Members shall be paid and discharged; thereafter

                    (iii) all of the Company's other debts and liabilities to Members shall be paid and discharged; and thereafter

                    (iv) to the Members in accordance with the positive balance in their Capital Accounts (calculated after giving affect to the allocation of Net Profits and Net Losses under Article IV and distributions of Available Cash pursuant to Article IV hereof for the year in which dissolution occurs),

                (c) Upon dissolution, the Members shall look solely to the assets of the Company for the return of their Capital Contributions. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers, who hereby are authorized to do any and all acts and things authorized by law for these purposes. In the event of the dissolution or Bankruptcy of the sole remaining Manager, and there is a failure of the Members to appoint a new Manager, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by the remaining Members.

            8.3 Termination. Upon the completion of the distribution of Company assets as provided in Section 8.2 and all affairs of the Company have been wound up, the Company shall be terminated, and the Managers or other Person acting as liquidator (or the Members, if necessary) shall cause the Articles of Organization of the Company to be cancelled and shall take such other actions as may be necessary to terminate the existence of the Company.

         9. APPLICABLE LAW.

            9.1 Applicable Law. This Agreement and the rights and obligations of the parties hereto shall be interpreted in accordance with the laws of the State of New Jersey applicable to contracts entered into and to be performed therein without giving effect to principles of conflict of laws.

            9.2 Dispute Resolution. The parties agree to try in good faith to settle any dispute, controversy or claim arising out of or relating to this Operating Agreement or the breach thereof through negotiation and if such dispute cannot be settled through negotiation within 60 days, by mediation in the City, County and State of New York administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure. If the parties are unable to settle said dispute through negotiation or mediation, it shall be settled by arbitration in the City, County and State of New York administered by the American Arbitration Association under its Commercial Arbitration Rules and the Supplementary Procedures for Large, Complex Disputes, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.


         10. MISCELLANEOUS PROVISIONS.

            10.1 No Third Party Beneficiary. None of the provisions of this Operating Agreement shall be for the benefit of, or enforceable by, any Person who is not a party to this Operating Agreement, or the successor or permitted assigns of such a party.

            10.2 Power of Attorney to each Manager. (a) Quintel hereby makes, constitutes, and appoints each Quintel Designee, and Paradigm hereby makes, constitutes and appoint each Paradigm Designee, its attorney-in-fact in its name, place and stead, to make, execute, swear to and acknowledge, amend, file, record and deliver the following documents and interests and any other documents or instruments deemed by the Managers necessary or appropriate for the business of the Company:

                 (i) any Certificate of Formation, or amendments or restatements thereto, required or permitted to be filed on behalf of the Company, and any and all certificates or other documents as may be necessary to qualify or continue the Company as a limited liability company (or other entity wherein the Members thereof have limited liability) in the states where the Company may be doing business, and all instruments that effect a change or modification of the Company in accordance with this Operating Agreement;

                 (ii) any amendments to this Operating Agreement or the Schedules hereto in accordance with this Operating Agreement;

                 (iii) any other instrument that is now or that may hereafter be required or be advisable in the reasonable judgment of the Managers to be filed for or on behalf of the Company; and

                 (iv) any document that may be reasonably required to effect the admission of an additional or substituted Member, or the termination of a Member (provided such admission or termination is in accordance with the terms of this Operating Agreement), or to reflect any change in the amount of Capital Contributions, Interests or Percentage Interests of Members in accordance with the terms of this Operating Agreement.

In the case of any of the foregoing, each of the designated Managers will have the power to execute such instruments on such Member's behalf, whether or not such Member approves of such action,

            (b) This power of attorney is a special power of attorney coupled with an interest, and shall not be revoked and shall survive the assignment, delivery or transfer by a Member of all or part of its Member Interest.

            (c) Each Member hereby gives and grants to its said attorney full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done and performed in connection with this power of attorney as fully to all intents and purposes as he, she or it might or could do if personally present, hereby ratifying all that its said attorney shall lawfully do or cause to be done by virtue of this power of attorney.

            (d) The existence of this power of attorney shall not preclude execution of any such instrument by a Member individually on any matter. A Person dealing with the Company may conclusively presume and rely on the fact that any such instrument executed by such agent and attorney-in-fact is authorized and binding without further inquiry.

            (e) The appointment of the Paradigm Designees and the Quintel Designees as attorneys-in-fact pursuant to this power of attorney automatically shall terminate as to such Person at such time as he or it ceases to be a Member or Manager and from such time shall be effective only as to the substitute Member(s) or Managers designated or elected pursuant to this Operating Agreement.

        10.3 Notices. (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be addressed to the Members at their addresses set forth on Schedule 1. 8, or to such other addresses as may have been specified in a written notice duly given to the others.

            (b) Any notices addressed as aforesaid shall be delivered by hand or overnight courier, by telecopier or by the United States mail by certified mail, return receipt requested and shall be deemed given upon receipt.

         10.4 Severability. If any covenant, condition, term, or provision of this Operating Agreement is illegal, or if the application thereof to any Person or in any circumstance be judicially or administratively determined to be invalid or unenforceable, the remainder of this Operating Agreement, or the application of such covenant, condition, term, or provision to Persons or in circumstances other than with respect to which it is held invalid or unenforceable, shall not be affected thereby, and each covenant, condition, term, and provision of this Operating Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10.5 Counterparts. This Operating Agreement may be executed in one or more counterparts, each of which, for all purposes, shall be deemed an original and all of such counterparts, taken together, shall constitute one and the same Operating Agreement. Counterparts of this Agreement may be delivered by telecopier.

         10.6 Entire Agreement; Amendments. This Operating Agreement and the agreements referred to herein constitute the entire agreement of the parties relating to the subject matter hereof, and together they supersede and replace any prior agreement or understanding between some or all of the parties pertaining thereto. Except as otherwise expressly provided for herein, this Operating Agreement may not be amended, changed or modified, except by the prior written consent of each Member.

         10.7 Further Assurances. The Members will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Operating Agreement, including, without limitation, such amendments to this Operating Agreement as the Managers may determine to be reasonably necessary or advisable to ensure that the Company will be classified and treated as a partnership for federal, state and local income tax purposes.

         10.8 Successors and Assigns. Subject in all respects to the limitations on transferability contained herein, this Operating Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, representatives, successors and permitted assigns of the respective parties hereto.

         10.9 Waiver of Action for Partition. Each of the parties hereto irrevocably waives, during the term of the Company and during the period of liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

         10.10 Insurance. Each Member agrees that if requested by the Managers, it shall cause the Company and each other Member to be named as an additional insured on its liability and malpractice insurance policies, as the case may be.

         10.11 Representations of the Members. Each Member hereby represents and wan-ants to each other Member that:

             (a) Such Member has full authority to enter into this Agreement and perform the transactions contemplated hereby.

             (b) The consummation of the transactions contemplated hereby will not result in violation of any instrument to which such Member is a party or by which it is bound.

             (c) This Agreement constitutes the valid and binding obligation of such Member enforceable against it in accordance with its terms subject to applicable Bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless if enforcement is sought in a proceeding in equity or at law).

             (d) Such Member has such knowledge and experience in financial and business matters to enable it (i) to utilize. the information made available to it in connection with its investment, (ii) to understand and evaluate the merits and risks of its investment hereunder and (iii) to protect its own interests in connection with its investment hereunder.

             (e) Each Member and its representatives have made an investigation of the Company and have been granted full access to all information regarding the Company that it regards as relevant in making a decision to consummate this transaction. In connection with such investigation of the Company, it and its representatives: (i) have been given an opportunity to ask, and have, to the extent considered necessary, asked questions of, and have received answers from the Company concerning the business of the Company and (ii) have been given or afforded access to all documents, records, books and additional information that he has requested regarding such matters.

             (f) Such Member is acquiring its Interest solely for its own account for investment and not with a present intention to make any sale, distribution or other transfer of its Interest in a manner that is in violation of any applicable securities laws.

         IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement as of the date first above written.


                              PARADIGM DIRECT, INC.

                               By:      /s/ David Graf
                                     ------------------------------------------
                                        Name:  David Graf              6/10/98
                                        Title:  President

                                        QUINTEL ENTERTAINMENT, INC.

                               By:      /s/ Jeffrey Schwartz
                                     ------------------------------------------
                                        Name:  Jeffrey Schwartz        6/10/98
                                        Title:  CEO